UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
☒    Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a‑12
Active Power, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0‑11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☒    Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ACTIVE POWER, INC.
2128 w. Braker Lane, BK 12
Austin, Texas 78758

(512) 836-6464
ACQUISITION PROPOSAL—YOUR VOTE IS VERY IMPORTANT
October 17, 2016
Dear Stockholder:
We cordially invite you to attend a special meeting of stockholders, which we refer to as the “special meeting” in the accompanying proxy statement, of Active Power, Inc., a Delaware corporation, which we refer to as “Active Power”, the “Company”, “we”, “us” or “our” in the accompanying proxy statement, to be held on Wednesday, November 16, 2016, at 8:00, a.m. local time, at our corporate office, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.
On September 29, 2016, we entered into an asset purchase agreement, which, as it may be amended from time to time, we refer to as the “acquisition agreement” in the accompanying proxy statement, with Langley Holdings plc, a United Kingdom public limited company, which we refer to as “Langley” in the accompanying proxy statement, and Piller USA, Inc., a wholly owned subsidiary of Langley, which we refer to as “Buyer” in the accompanying proxy statement, providing for the acquisition of substantially all of the assets of Active Power by Langley, with Active Power retaining certain intellectual property and our tax assets. Pursuant to the terms of the acquisition agreement, Buyer will acquire substantially all of the assets of Active Power, which we refer to as the “acquisition” in the accompanying proxy statement. At the special meeting, we will ask you to consider and vote upon a proposal to approve the acquisition, and certain other matters as set forth in the stockholder notice and the accompanying proxy statement.
If the acquisition is approved and completed, you will not be entitled to receive any cash for your shares of our common stock, par value $0.001 per share, which we refer to as the “Active Power common stock” in the accompanying proxy statement, that you own. Active Power will receive $1.00 in cash in the acquisition, Buyer will assume all of Active Power’s balance sheet liabilities as of the closing, which were approximately $17,343,000 on June 30, 2016, and all ongoing liabilities relating to the assets purchased by Buyer. Active Power will also have the right to retain certain patent rights. The amount of cash, if any, based upon Active Power’s net assets at closing of the acquisition, and Active Power’s tax assets. If the acquisition is not approved and completed, Active Power does not expect to continue as a going concern through the end of 2017.
Approval of the transactions contemplated by the acquisition agreement, including the acquisition, requires the affirmative vote of the holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting. Our board of directors, after considering various factors, unanimously determined that the transactions contemplated by the acquisition agreement, including the acquisition, are advisable, fair to and in the best interests of Active Power and its stockholders, and approved the acquisition agreement and the transactions contemplated thereby, including the acquisition. The Active Power board of directors unanimously recommends that you vote “FOR” the approval of the acquisition, “FOR” the proposal to ratify a stockholder rights plan designed to protect the tax benefits of our net operating loss carryforwards and other tax assets and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Active Power board of directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition.

The accompanying proxy statement provides you with detailed information about the acquisition agreement and the acquisition. A copy of the acquisition agreement is included as Annex A to the proxy statement. You can also obtain other information about Active Power from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our board of directors in connection with its evaluation of the acquisition agreement and the acquisition. We urge you to read the entire proxy statement carefully.
Your vote is important to us regardless of the number of shares you own. The acquisition cannot be completed unless holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting vote in favor of the approval of the acquisition. If your shares of Active Power common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to vote on the acquisition or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the approval of the acquisition. We greatly appreciate your cooperation in voting your shares. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you submit your proxy to vote your shares by completing and returning the enclosed proxy card at your earliest convenience. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time.
If you have any questions about the special meeting or the acquisition after reading the proxy statement, you may contact Alliance Advisors LLC, our proxy solicitor, toll free at (855) 928-4492.
On behalf of the Active Power board of directors, we thank you for your support of Active Power, Inc. and appreciate your consideration of this matter.
/s/ Mark A. Ascolese
Mark A. Ascolese
President and Chief Executive Officer
The acquisition has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the acquisition or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.
The proxy statement dated October 17, 2016 and the enclosed proxy card are first being mailed to stockholders on or about October 19, 2016.

ACTIVE POWER, INC.
2128 W. Braker Lane, BK 12
Austin, Texas 78758
(512) 836-6464

Notice of Special Meeting of Stockholders

To Be Held On November 16, 2016

To the Stockholders of Active Power, Inc.:
Notice is hereby given that a special meeting of the stockholders, which we refer to as the “special meeting” in the accompanying proxy statement, of Active Power, Inc., which we refer to as “Active Power” in the accompanying proxy statement, will be held on Wednesday, November 16, 2016 at 8:00 a.m., local time, at our corporate office, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, for the following purposes:

1.
Approval of the Acquisition. To consider and vote upon a proposal to approve the acquisition of substantially all of the assets of Active Power, which we refer to as the “acquisition” in the accompanying proxy statement, by Piller USA, Inc., a wholly owned subsidiary of Langley Holdings plc, a United Kingdom public limited company, which we refer to as “Langley” in the accompanying proxy statement.

2.
Ratification of the Stockholders Rights Plan. To consider and vote upon a proposal to ratify the stockholder rights plan disclosed in the accompanying proxy statement, which we refer to as the “stockholder rights plan” in the accompanying proxy statement, designed to protect the tax benefits of our net operating loss carryforwards and certain other tax assets, which we refer to as the “stockholder rights plan proposal” in the accompanying proxy statement.

3.
Adjournment or Postponement of the Special Meeting. To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Active Power board of directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition agreement, which we refer to as the “adjournment proposal” in the accompanying proxy statement.

Only stockholders of record of our common stock, par value $0.001 per share, which we refer to as the “Active Power common stock” in the accompanying proxy statement, at the close of business on October 10, 2016 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. We will make available an alphabetical list of our stockholders of record for examination by any of our stockholders for any purpose germane to the special meeting, at our corporate headquarters located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, during ordinary business hours, for the ten (10) days prior to the special meeting until the end of the special meeting.
The approval of the acquisition by the affirmative vote of the holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting is a condition to the consummation of the acquisition.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time. If your shares of Active Power common stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.
YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY MAIL OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. The Active Power board of directors unanimously recommends that you vote “FOR” the approval of the acquisition, “FOR” the ratification of the stockholder rights plan proposal and “FOR” the adjournment proposal.
Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring your account statement evidencing your beneficial ownership of Active Power common stock as of the record date to the special meeting. All stockholders should also bring photo identification.
The accompanying proxy statement provides a detailed description of the proposals to be voted on at the special meeting. We urge you to read the accompanying proxy statement, including the annexes and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the acquisition or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Active Power common stock, please contact Active Power’s proxy solicitor:
Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
(855) 928-4492
By Order of the Board of Directors,
/s/ James A. Powers
James A. Powers
Chief Financial Officer and Vice President of Finance

Austin, Texas
October 17, 2016

SUMMARY VOTING INSTRUCTIONS
YOUR VOTE IS IMPORTANT
Ensure that your shares of Active Power common stock are voted at the special meeting by submitting your proxy or, if your shares of Active Power common stock are held in street name through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the approval of the acquisition but will have no effect on the outcome of any vote on the stockholder rights plan proposal or the adjournment proposal.
If your shares of Active Power common stock are registered in street name through a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Active Power common stock are voted in favor of the proposals at the special meeting.
If your shares of Active Power common stock are registered in your name: submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of common stock can be voted in favor of the proposals at the special meeting.
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor, at:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
(855) 928-4492

Effects of the Acquisition	22
Background of the Acquisition	22
Reasons for the Acquisition	25
Recommendation of Our Board of Directors	27
Opinion of Active Power’s Financial Advisor	27
Delisting and Deregistration of Our Common Stock	37
Interests of Certain Persons in the Acquisition	37
Certain Projections Prepared by the Management of Active Power	38
Rights of Dissent and Appraisal	40
TERMS OF THE ACQUISITION AGREEMENT	40
Terms of the Acquisition	41
Certificate of Incorporation; Bylaws; Directors and Officers	41
Closing of the Acquisition	41
Representations and Warranties	41
Covenants Pending the Acquisition	44
Required Company Vote	44
Other Covenants and Agreements	45
Conditions to Completion of the Acquisition	45
Termination of the Acquisition Agreement	46
Fees and Expenses; Transfer Taxes	47
Specific Performance	47
Third Party Beneficiaries	47
Amendments; Waivers	47
PROPOSAL 2: STOCKHOLDER RIGHTS PLAN	47
Description of Stockholder Rights Plan	48
PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING	50
MARKET PRICE OF ACTIVE POWER COMMON STOCK AND DIVIDEND INFORMATION	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53
FUTURE STOCKHOLDER PROPOSALS	55
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	56

Annex A:	Asset Purchase Agreement, dated as of September 29, 2016, by and among Active Power, Inc., Langley Holding plc and Piller USA, Inc. A‑1

Annex B:	Opinion of Roth Capital Partners, LLC B‑1

Annex C:	Rights Agreement, dated June 15, 2016, by and between Active Power, Inc. and American Stock Transfer & Trust Company, LLC C‑1

PROXY STATEMENT

This proxy statement contains information related to our special meeting of stockholders to be held on Wednesday, November 16, 2016, at 8:00 a.m., local time, at our corporate office, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, and at any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of Active Power, Inc. as part of the solicitation of proxies by the Active Power’s board of directors for use at the special meeting.

SUMMARY TERM SHEET
This summary term sheet briefly summarizes material information found in this proxy statement. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement.
In this proxy statement, the terms “we,” “us,” “our,” “Active Power” and the “Company” refer to Active Power, Inc. and, where appropriate, its subsidiaries. We refer to Langley Holdings plc as “Langley” and Piller USA, Inc. as “Buyer” in this proxy statement. All references to the “acquisition” refer to the acquisition of substantially all of the assets of Active Power by Buyer, with Active Power retaining certain intellectual property and our tax assets; and, unless otherwise indicated or as the context requires, all references to the “acquisition agreement” refer to the Asset Purchase Agreement, dated as of September 29, 2016, as it may be amended from time to time, by and among Active Power, Langley and Buyer, a copy of which is included as Annex A to this proxy statement.
Parties Involved in the Acquisition (Page 15)
Active Power, Inc.
Active Power, Inc., a Delaware corporation, is engaged in the business of designing, manufacturing, selling, and servicing flywheel-based uninterruptible power supply products that use kinetic energy to provide short-term power as a cleaner alternative to conventional electro-chemical battery-based energy storage. Active Power also designs, manufactures, sells and services modular infrastructure solutions that integrates critical power components into a pre-packaged, purpose-built enclosure that may include Active Power’s uninterruptible power supply products as components.
Active Power’s common stock is listed on the NASDAQ Stock Market (which we refer to as the “NASDAQ” in this proxy statement) under the symbol “ACPW”.
Active Power’s principal executive offices are located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, its telephone number is (512) 836-6464 and its Internet website address is www.activepower.com. The information provided on or accessible through Active Power’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.
Additional information about Active Power is contained in its public filings, which are incorporated by reference herein. See “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement.
Langley Holdings plc
Langley Holdings plc, a privately owned United Kingdom public limited company, is a globally operating, multi-disciplined engineering concern providing capital equipment technologies to diverse markets around the world.
Langley’s principal executive offices are located at Enterprise Way, Retford, Nottinghamshire, DN22 7HH, United Kingdom, its telephone number is +44 (0) 1777 700 039 and its Internet website address is www.langleyholdings.com. The information provided on or accessible through Langley’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Piller USA, Inc.
Piller USA, Inc., a Delaware corporation, is a wholly owned subsidiary of Piller Power Systems GmbH, which is a division of Langley Holdings plc. Piller Power Systems builds electrical systems for mission-critical applications world-wide. Its clients include many of the world's central and commercial banks, stock exchanges and other financial institutions, as well as broadcasters, telecommunications networks, airports, government departments and co-location operators. It was founded by the German engineer Anton Piller in 1909.
Buyer’s principal executive offices are located at 45 Wes Warren Drive, Middletown, New York 10941.
The Acquisition
The proposed transaction is the acquisition of substantially all of the assets of Active Power by Langley pursuant to the acquisition agreement. The acquisition will be effected by the acquisition of substantially all of the Active Power assets by Buyer, with Active Power retaining certain intellectual property and our tax assets, and the assumption of our balance sheet liabilities and the liabilities of Active Power associated with the acquired assets, with Buyer continuing the Active Power business.
Expected Timing of the Acquisition
We currently anticipate that the acquisition will be completed by the end of 2016. The acquisition is subject to various approvals and other conditions, however, and it is possible that factors outside the control of both Langley and Active Power could result in the acquisition being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the acquisition.
We expect to complete the acquisition promptly following the receipt of all required approvals and the satisfaction or waiver of the other conditions precedent as described in the acquisition agreement, a copy of which is included as Annex A to this proxy statement.
Acquisition Consideration
If the acquisition is completed, Buyer will acquire substantially all of the assets of Active Power for the purchase price of $1.00 in cash and Buyer’s assumption of substantially all of the liabilities of Active Power, and Active Power will retain (i) certain patent rights, (ii) its tax assets, and (iii) cash in an amount equal to the excess, if any, of the net assets of Active Power acquired by Buyer over $5 million.
The Special Meeting (Page 16)
Date, Time and Place (Page 16). The special meeting will be held on November 16, 2016 at 8:00 a.m., local time at our corporate office, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.
Purpose of the Special Meeting (Page 16)
At the special meeting, you will be asked: (1) to consider and vote upon a proposal to approve the transactions contemplated by the acquisition agreement, including the acquisition; (2)  to consider and vote upon a proposal to ratify a stockholder rights plan designed to protect the tax benefits of our net operating loss carryforwards and certain other tax assets, which we refer to as the “tax benefits” in this proxy statement (this proposal being referred to as the “stockholder rights plan proposal” in this proxy statement); and (3) to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Active Power board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition (this proposal being referred to as the “adjournment proposal” in this proxy statement).
Record Date and Voting Information (Page 16)

Only stockholders who hold shares of our common stock at the close of business on October 10, 2016, the record date for the special meeting, will be entitled to vote at the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to stockholders for approval at the special meeting. As of the record date for the special meeting, there were 23,125,154 shares of our common stock outstanding entitled to vote at the special meeting.
Quorum (Page 17)
The presence in person or by proxy of the holders of record of a majority of the shares of our common stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting. As of the record date for the special meeting, 11,562,578 shares of our common stock will be required to obtain a quorum.
Required Vote; Effect of Abstentions and Broker Non-Votes (Page 17)
Approval of the acquisition requires the affirmative vote of the holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote, as defined below, will have the same effect as a vote “AGAINST” the proposal to approve the acquisition. Approval of the stockholder rights plan proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Active Power common stock that are present in person or by proxy and entitled to vote on such proposal. Abstentions and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the stockholder rights plan proposal or the adjournment proposal.
Voting by Stockholders (Page 17)
Any Active Power stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Active Power common stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Active Power common stock using the instructions provided by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares. If you are a street name holder and wish to vote in person by ballot at the special meeting, you must provide a legal proxy from your bank, broker or other nominee.
Voting by Active Power’s Directors and Executive Officers (Page 19)
As of October 10, 2016, the record date for the special meeting, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, 3,899,094 shares of our common stock, representing approximately 16.9% of the outstanding shares of our common stock.
Delisting and Deregistration of Our Common Stock (Page 37)
As quickly as possible after completion of the acquisition, Active Power will remove its common stock from listing on the NASDAQ and the registration of its common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement, will be terminated. After completion of the acquisition, we expect that price quotations in the public market will be available for our common stock on the OTC Market Group’s Pink Open Market, or “Pink Sheets.” In addition, we will no longer be required to file periodic reports with the SEC after the effective time of the acquisition with respect to our common stock. We are also required to change our name to something other than “Active Power” pursuant to the terms of the acquisition agreement. As a result, our trading symbol will change.
Recommendation of Our Board of Directors (Page 27)

The Active Power board of directors, after considering all factors that the Active Power board of directors deemed relevant, unanimously determined that the transactions contemplated by the acquisition agreement, including the acquisition, are advisable, fair to and in the best interests of Active Power and its stockholders, and unanimously approved the acquisition agreement and the transactions contemplated by the acquisition agreement, including the acquisition. Certain factors considered by the Active Power board of directors in reaching its decision to approve the acquisition agreement and the acquisition can be found in the section entitled “Proposal 1: Approval of the Acquisition Agreement—Reasons for the Acquisition” beginning on page 25 of this proxy statement.
The Active Power board of directors unanimously recommends that the Active Power stockholders vote “FOR” the approval of the acquisition, “FOR” the ratification of the stockholder rights plan proposal and “FOR” the adjournment proposal.
Opinion of Active Power’s Financial Advisor (Page 27 and Annex B)
In connection with the acquisition, on September 28, 2016, Roth Capital rendered its opinion to the Active Power board of directors (which was subsequently confirmed in writing by delivery of a written opinion), that, as of September 28, 2016, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Roth Capital in connection with the opinion and other factors it deemed relevant, the consideration to be received by Active Power in the acquisition was fair, from a financial point of view, to Active Power.

The full text of Roth Capital’s written opinion, dated September 28, 2016, to the Active Power board of directors is attached as Annex B to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Roth Capital in rendering its opinion. Roth Capital provided its opinion for the information and use of the Active Power board of directors (in its capacity as such) in connection with its evaluation of the acquisition. Roth Capital’s opinion does not address the merits of the underlying decision by Active Power to enter into the acquisition agreement or the relative merits of the acquisition compared with other business strategies or transactions available or that have been or might be considered by Active Power’s management or the Active Power board of directors or in which Active Power might engage. Roth Capital’s opinion also did not and does not constitute a recommendation to the Active Power board of directors or to any other person or entity in respect of the acquisition or otherwise, including, without limitation, as to how any holder of Active Power common stock should vote or act in connection with any matter relating to the acquisition, the acquisition agreement or any other matters. See the section entitled “Proposal 1: Approval of the Acquisition
Agreement—Opinion of Active Power’s Financial Advisor” beginning on page 27 of this proxy statement for additional information.

Changes in Board Recommendation
Active Power has agreed to use its reasonable best efforts to solicit proxies in favor of the approval of the acquisition. However, prior to obtaining stockholder approval, the Active Power board of directors may make a change of its recommendation if the board of directors determines in good faith that the failure to change its recommendation would reasonably be expected to breach its duties under applicable law.
Conditions to Completion of the Acquisition (Page 45)
The obligation of Buyer to consummate the acquisition is subject to the satisfaction or waiver (to the extent permitted by applicable law) by Buyer at or prior to the closing date of the acquisition of the following further conditions:

•	the approval of the acquisition by Active Power stockholders;

•	the representations and warranties of Active Power set forth in the acquisition agreement shall be true and correct at and as of the closing date;

•	Active Power having performed or complied in all material respects with all agreements and covenants required by the acquisition agreement to be performed through the closing of the acquisition;

•	Active Power having procured all of the third party consents required for closing;

•
no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would or could reasonably be expected to (A) prevent consummation of any of the transactions contemplated in the acquisition agreement, (B) cause any of the transactions contemplated in the acquisition agreement to be rescinded following consummation, and (C) affect adversely the right of Buyer to own the acquired assets, or Buyer’s ability to operate the Active Power business after closing (and no such injunction, judgment, order, decree, ruling, or charge is in effect);

•	Buyer having received a certificate signed by an executive officer of Active Power certifying to the effect that certain conditions to the obligations of Buyer have been satisfied.

•	Buyer having received other deliveries specified in paragraph 1.6(a) of the acquisition agreement; and

•
all actions to be taken by Active Power in connection with consummation of the transactions contemplated in the acquisition agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated in the acquisition agreement are satisfactory in form and substance to Buyer.

Active Power’s obligations to consummate the acquisition are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Active Power at or prior to the closing date of the acquisition of the following further conditions:

•	the approval of the acquisition by Active Power stockholders;

•	each of the representations and warranties of Langley and Buyer contained in the acquisition agreement being true and correct at and as of the date closing of the acquisition;

•	Langley and Buyer having performed or complied with all covenants required by the acquisition agreement to be performed or complied with by them through the closing of the acquisition;

•
Active Power having received a certificate signed by an executive officer of Langley certifying to the effect that conditions to the obligations of Active Power have been satisfied Active Power having received a certificate signed by Buyer certifying to the effect that conditions to the obligations of Buyer and Langley have been satisfied;

•	Active Power having received other deliveries specified in paragraph 1.6(b) of the acquisition agreement; and

•
all actions to be taken by Langley and Buyer in connection with consummation of the transactions contemplated in the acquisition agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated in the acquisition agreement are satisfactory in form and substance to Active Power.

Termination of the Acquisition Agreement (Page 46)

The acquisition agreement may be terminated at any time prior to the effective time of the acquisition by mutual written consent of each of Buyer and Active Power. In addition, Buyer may terminate the acquisition agreement prior to the effective time of the acquisition by giving written notice to Active Power, if:

•
Active Power has breached any material representation, warranty, or covenant contained in the acquisition agreement, Langley has notified Active Power of the breach, and the breach has continued without cure for a period of five business days after the notice of breach;

•
Langley discovers during the course of its due diligence investigation any information, circumstance, fact or omission that it reasonably determines is likely, either by itself or when aggregated with any other information, circumstances, facts or omissions so discovered, to result in a material adverse effect; or

•
if the closing of the acquisition shall not have occurred on or before December 31, 2016 (unless the failure results primarily from the Buyer or Langley itself breaching any representation, warranty, or covenant contained in the acquisition agreement).

In addition, Active Power may terminate the acquisition agreement prior to the effective time of the acquisition by giving written notice to Buyer, if:

•
Langley or Buyer has breached any material representation, warranty, or covenant contained in the acquisition agreement, Active Power has notified Buyer of the breach, and the breach has continued without cure for a period of five business days after the notice of breach; or

•
if the closing of the acquisition shall not have occurred on or before December 31, 2016 (unless the failure results primarily from Active Power itself breaching any representation, warranty, or covenant contained in the acquisition agreement).

See the section entitled “Terms of the Acquisition Agreement—Termination of the Acquisition Agreement” beginning on page 46 of this proxy statement.
Specific Performance (Page 47)
The acquisition agreement generally provides that the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the acquisition agreement and to enforce specifically the terms and provisions of the acquisition agreement, in addition to any other remedy to which they are entitled at law or in equity.
Material U.S. Federal Income Tax Consequences of the Acquisition
The acquisition will generally not be taxable for U.S. federal income tax purposes to U.S. holders. The acquisition will also generally not result in a non-U.S. holder being subject to U.S. federal income tax, but may be a taxable transaction under non-U.S. tax laws.
Market Price of Active Power Common Stock and Dividend Information (Page 51)
Our common stock is listed on the NASDAQ, under the trading symbol “ACPW”. The closing sale price of our common stock on the NASDAQ on September 29, 2016, which was the last trading day before we announced the acquisition, was $0.325. On October 14, 2016, the last trading day before the date of this proxy statement, the closing price of our common stock on the NASDAQ was $0.3068.
We do not expect to pay dividends in the foreseeable future.
Fees and Expenses; Transfer Taxes (Page 47)

All fees and expenses incurred in connection with the acquisition agreement, the acquisition and the other transactions contemplated by the acquisition agreement will be paid by the party incurring such fees or expenses, whether or not the acquisition or any of the other transactions contemplated by the acquisition agreement are consummated, with certain exceptions expressly set forth in the acquisition agreement, including reimbursement for all reasonable costs and expenses (including reasonably attorney’s fees) of the prevailing party in any action at law or suit in equity to enforce the acquisition agreement or the rights of any of the parties thereunder.
Active Power believes that there will be no transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with the acquisition. To the extent any such taxes apply, Active Power will be responsible to pay such taxes when due.
Help in Answering Questions
If you have questions about the special meeting or the acquisition after reading this document, you may contact Alliance Advisors LLC, which we refer to as “Alliance” in this proxy statement, which is assisting us in the solicitation of proxies, toll free at (855) 928-4492.
Neither the U.S. Securities Exchange Commission, which we refer to as the “SEC” in this proxy statement, nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the acquisition, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ACQUISITION
The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the acquisition. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q: Why am I receiving these materials?
A: You are receiving this proxy statement and the accompanying proxy card because you owned shares of our common stock at the close of business on October 10, 2016, the record date for the special meeting of stockholders. Our board of directors is providing these proxy materials to give you information for use in determining how to vote in connection with the matters to be considered at the special meeting.
Q: When and where is the special meeting?
A: The special meeting will take place on November 16, 2016, at 8:00 a.m., local time, at our corporate office, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.
Q: What matters will be voted on at the special meeting?
A: We will ask you: (1) to consider and vote upon a proposal to approve the acquisition of substantially all of the assets of Active Power by Buyer pursuant to the acquisition agreement by and among Active Power, Langley and Buyer; (2) to consider and vote upon a proposal to ratify the stockholder rights plan; and (3) to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Active Power board of directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition agreement.
Q: What is the proposed acquisition?
A: Under the terms of the acquisition agreement, upon completion of the acquisition, Buyer will purchase substantially all of the assets of Active Power for the purchase price of $1.00 in cash and Buyer’s assumption of substantially all of the liabilities of Active Power, and Active Power will retain (i) certain patent rights, (ii) its tax assets, and (iii) cash in an amount equal to the excess, if any, of the net assets of Active Power acquired by Buyer over $5 million. After the acquisition is completed, Active Power will continue as an independent corporation and we expect that our common stock will cease to be traded on the NASDAQ, and that price quotations in the public market will be available for our common stock on the OTC Market Group’s Pink Open Market, or “Pink Sheets.”
Q: What will I receive if the acquisition is completed?
A: If the acquisition is completed, you will not receive anything for the shares of our common stock you own. You will continue to hold those shares in Active Power, under a new name, as a continuing corporation.
Q: Should I send in my stock certificates now?
A: No. The acquisition will not result in an exchange of your shares in Active Power. Please do not send in your stock certificates with your proxy card.
Q: What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
A: If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote those shares at the special meeting.
Q: What vote is required to approve the acquisition?
A: Under Delaware law and as a condition to the consummation of the acquisition, approval of the acquisition requires the affirmative vote of the holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting. As of the record date, there were 23,125,154 shares of Active Power common stock outstanding. Accordingly, an Active Power stockholder’s failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting, or the failure of an Active Power stockholder who holds his or her shares in “street name” through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee, which we refer to as a “broker non-vote” in this proxy statement, will have the same effect as a vote “AGAINST” the proposal to approve the acquisition agreement.
Q: What vote is required for the stockholder rights plan proposal?
A: Assuming a quorum is present, ratification of the stockholder rights plan proposal requires the affirmative vote of the holders of a majority of the shares of Active Power common stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions, broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the stockholder rights plan proposal.
Q: What vote is required for the adjournment proposal?
A: Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Active Power common stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions, broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the adjournment proposal.
Q. Are there any other risks to me from the acquisition that I should consider?
A. Yes. There are risks associated with all business combinations, including the acquisition. Please see the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 13 of this proxy statement.
Q: What constitutes a quorum?
A: At the special meeting, stockholders holding a majority of the shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any Active Power stockholders. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum.
Q: How does the Active Power board of directors recommend that I vote?
A: Our board of directors, after considering all factors that our board of directors deemed relevant, unanimously determined that the acquisition agreement and the transactions contemplated by the acquisition agreement, including the acquisition, are advisable, fair to and in the best interests of Active Power and its stockholders, and approved the acquisition agreement and the transactions contemplated thereby, including the acquisition. Certain factors considered by our board of directors in reaching its decision to approve the acquisition agreement and the acquisition can be found in the section entitled “Proposal 1: Approval of the Acquisition Agreement—Reasons for the Acquisition” beginning on page 25 of this proxy statement.
The Active Power board of directors unanimously recommends that the Active Power Stockholders vote “FOR” the approval of the acquisition, “FOR” the stockholder rights plan and “FOR” the adjournment proposal.
Q: What is the difference between holding shares as a stockholder of record and a beneficial owner?
A: Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, which we refer to as “AST” in this proxy statement, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote your shares in person at the special meeting. We have enclosed a proxy card for you to use.
•    Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other nominee who is considered the Stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and you are also invited to attend the special meeting where you can vote your shares in person by following the procedure described below.
Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.
Q: How do I vote my shares of Active Power common stock?
A: Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a registered stockholder (which would mean that you are a “stockholder of record”) or through a broker, bank or other nominee, because this will determine the procedure that you must follow in order to vote. You are a registered holder of our common stock if you hold your Active Power common stock as a stockholder of record in certificate form or if you hold your Active Power common stock in your name directly with our transfer agent, AST, which includes shares acquired and held through our equity incentive plans. If you are a registered holder of our common stock, you may vote in any of the following ways:

•    Via Mail—If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
•    At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.
Q: If I hold my shares through a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?
A: Yes, but only if you properly instruct them to do so. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.
If you hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions (i.e., a broker non-vote). Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.
We believe that (i) under Delaware law, broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the special meeting and (ii) under the current rules of the NASDAQ, brokers do not have discretionary authority to vote on any of the proposals being voted upon at the special meeting. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote “AGAINST” the proposal to approve the acquisition but will have no effect on the other proposals.
Q: What happens if I return my proxy card but I do not indicate how to vote?
A: If you properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted “FOR” the approval of the acquisition agreement, thereby approving the acquisition, “FOR” the ratification of the stockholder rights proposal, and “FOR” the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.
Q: What happens if I abstain from voting on a proposal?
A: If you abstain from voting, it will have the same effect as a vote “AGAINST” the proposal to approve the acquisition and it will have no effect on the stockholder rights plan proposal or the adjournment proposal.
Q: May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?
A: Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Active Power, Inc., 2128

W. Braker Lane, BK 12, Austin, Texas 78758, Attn: Corporate Secretary, specifying such revocation. You may also change your vote by timely delivery of a valid, later-dated proxy or by voting at the special meeting.
Q: What does it mean if I receive more than one set of materials?
A: This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.
Q: When do you expect the acquisition to be completed?
A: The parties to the acquisition agreement are working toward completing the acquisition as promptly as possible. The parties currently expect to complete the acquisition by the end of 2016, although there can be no assurance that the parties will be able to do so by then or at all. Completion of the acquisition is subject to a number of conditions specified in the acquisition agreement.
Q: Is the acquisition taxable to me?
A: No. If you are a U.S. holder, the acquisition will generally not be taxable for U.S. federal income tax purposes, since there is no exchange of shares of our common stock pursuant to the acquisition.
Q: What happens if the acquisition is not completed?
A: If the acquisition agreement is not approved by the stockholders or if the acquisition is not completed for any other reason, Active Power will continue as an independent corporation. However, Active Power does not expect to continue as a going concern through the end of 2017 if the acquisition is not completed for any reason, and our common stock is likely to no longer be listed on the NASDAQ before the end of this year, whether the acquisition is completed or not."
Q: Am I entitled to exercise rights of dissent and appraisal if the acquisition is complete?
A: No. Delaware law does not provide for rights of dissent or appraisal in a sale of substantially all of the assets of a Delaware corporation.
Q: Who will count the votes?
A: The votes will be counted by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of election appointed for the special meeting.
Q: Where can I find the voting results of the special meeting?
A: Active Power intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8‑K that will be filed with the SEC following the special meeting. All reports Active Power files with the SEC are publicly available when filed. See “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement.
Q: Who can help answer my questions?
A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the acquisition agreement or the acquisition, including the procedures for voting your shares, you should contact Alliance, our proxy solicitation firm, toll free at (855) 928-4492, or write to the following address:
Advisors LLC

200 Broadacres Alliance Drive, 3rd Floor
Bloomfield, NJ 07003

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend” and other similar expressions, among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Active Power or its business or operations. Factors that could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:
•    the risk that the conditions to the closing of the acquisition are not satisfied (including a failure of the stockholders of Active Power to approve, on a timely basis or otherwise, the acquisition);
•    potential risk of shareholder litigation;
•    uncertainties as to the timing of the consummation of the acquisition and the ability of each of Langley and Active Power to consummate the acquisition;
•    risks that the proposed transaction disrupts the current plans and operations of Active Power;
•    competitive responses to the proposed acquisition;
•    unexpected costs, charges or expenses resulting from the acquisition;
•    potential adverse reactions or changes to business relationships resulting from the announcement of the acquisition; and
•    legislative, regulatory and economic developments.
The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Active Power’s most recent Annual Report on Form 10-K for the year ended December 31, 2015, and our more recent reports filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Active Power or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Active Power, Langley or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. Active Power can give no assurance that the conditions to the acquisition will be satisfied. Except as required by applicable law, Active Power undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
All information contained in this proxy statement exclusively concerning Langley, Buyer and their affiliates has been supplied by Langley and Buyer and has not been independently verified by us.

PARTIES INVOLVED IN THE ACQUISITION
Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas 78758
Telephone: (512) 836-6464
Active Power, Inc., a Delaware corporation, designs, manufactures, sells, and services flywheel-based uninterruptible power supply, or UPS, products that use kinetic energy to provide short-term power as a cleaner alternative to electro-chemical battery-based energy storage. Active Power also designs, manufactures, sells, and services modular infrastructure solutions, or MIS, that integrate critical power components into a pre-packaged, purpose built enclosure that may include its UPS products as a component. Active Power’s products and solutions are based on our patented flywheel and power electronics technology and are designed to ensure continuity for data centers and other mission critical operations in the event of power disturbances. Active Power’s UPS products and solutions are designed to deliver continuous conditioned power during short-term power disturbances and outages, such as voltage sags and surges, and to provide ride-through power in the event of a utility failure, supporting operations until utility power is restored or a longer term alternative power source, such as a diesel generator, is started. In addition to selling stand-alone UPS products, Active Power’s MIS products integrate critical power components into a pre-packaged, purpose built enclosure that can be deployed by customers indoors or outdoors. These solutions can provide the customer benefits of its UPS systems along with the advantages of lower capital expense, speed to deployment, and system management controls as compared to a conventional brick-and-mortar building. Active Power’s MIS products, for example, can include our UPS products with other related equipment including switchboards and automatic transfer switch; monitoring and control systems; fire detection; lighting; security; and air conditioning.
Active Power’s common stock is listed on the NASDAQ under the symbol “ACPW”.
Active Power’s principal executive offices are located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, its telephone number is (512) 836-6464 and its Internet website address is www.activepower.com. The information provided on or accessible through Active Power’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.
Detailed descriptions about Active Power’s business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. See the section entitled “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement.
Langley Holdings plc
Enterprise Way, Retford
Nottinghamshire, DN22 7HH, United Kingdom
Telephone: +44 (0) 1777 700 039
Langley is a diverse, privately owned engineering and industrial group based in the United Kingdom with principal operating divisions located in Germany and France and more than 80 subsidiaries worldwide. The group was founded by the current Chairman, Tony Langley, in 1975 and had revenues of $1.1 billion in 2015. In 2004, Langley acquired Piller Group GmbH, a world leader in power protection technology and rotary UPS systems.
Piller USA, Inc.
45 Wes Warren Drive
Middletown, New York 10941-2047
Piller USA, Inc. (Buyer), a Delaware corporation, is a wholly owned subsidiary of Piller Power Systems GmbH, which is a division of Langley Holdings plc. Piller Power Systems builds electrical systems for mission -critical applications world-wide. Its clients include many of the world's central and commercial banks, stock exchanges and other financial institutions, as well as broadcasters, telecommunications networks, airports, government departments and co-location operators. It was founded by the German engineer Anton Piller in 1909.
THE SPECIAL MEETING
This section contains information about the special meeting of Active Power stockholders that has been called to consider and vote upon a proposal to approve the acquisition and to consider and vote upon a proposal to ratify the stockholder rights plan disclosed in this proxy statement and a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Active Power board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition.
This proxy statement is being provided to the stockholders of Active Power as part of a solicitation of proxies by the Active Power board of directors for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.
Date, Time and Place
A special meeting of stockholders of Active Power is scheduled to be held on November 16, 2016, at 8:00 a.m. local time, at our corporate office, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about October 19, 2016, to all stockholders entitled to vote at the special meeting.
Purpose of the Special Meeting
At the special meeting, stockholders will be asked:
•    to consider and vote upon a proposal to approve the acquisition of substantially all of the assets of Active Power by Buyer;
•    to consider and vote upon a proposal to ratify a stockholder rights plan; and
•    to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Active Power board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition agreement.
Recommendations of Our Board of Directors
The Active Power board of directors, after considering all factors that the Active Power board of directors deemed relevant, unanimously determined that the acquisition agreement and the transactions contemplated by the acquisition agreement, including the acquisition, are advisable, fair to and in the best interests of Active Power and its stockholders, and unanimously approved the acquisition agreement and the transactions contemplated by the acquisition agreement, including the acquisition. Certain factors considered by the Active Power board of directors in reaching its decision to approve the acquisition agreement and the acquisition can be found in the section entitled “Proposal 1: Approval of the Acquisition Agreement—Reasons for the Acquisition” beginning on page 25 of this proxy statement.
The Active Power board of directors unanimously recommends that Active Power stockholders vote “FOR” the approval of the acquisition, “FOR” the stockholder rights plan and “FOR” the adjournment proposal.
Record Date and Voting Information
Only holders of record of our common stock at the close of business on October 10, 2016, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to stockholders for approval at the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote these shares at the special meeting.
As of the close of business on the record date, there were 23,125,154 shares of Active Power common stock, par value $0.001 per share, issued, outstanding and entitled to vote at the special meeting, which shares were held by approximately 56 holders of record.
Brokers, banks or other nominees who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting. Broker non-votes are discussed in greater detail below.
Quorum
At the special meeting, stockholders holding a majority of the shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any Active Power stockholders. As of the record date for the special meeting, 11,562,578 shares of Active Power common stock will be required to obtain a quorum. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to approve the acquisition agreement at the time of the special meeting, it is expected the meeting will be adjourned or postponed to solicit additional proxies.
Required Vote; Effect of Abstentions and Broker Non-Votes
Approval of the acquisition requires the affirmative vote of the holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote will have the same effect as a vote against the proposal to approve the acquisition agreement.
Approval of the stockholder rights plan proposal or the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Active Power common stock that are present in person or by proxy and entitled to vote on such proposal.
Abstentions and broker non-votes, if any, will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial stockholder does not vote on a particular proposal because it has not received instructions from the beneficial stockholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.
It is important that you vote your shares. Because, under Delaware law, the approval of the acquisition requires the affirmative vote of the holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting, your abstaining from voting, failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote “AGAINST” approval of the acquisition. Abstentions and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the approval of the stockholder rights plan proposal or the adjournment proposal. Shares not in attendance will have no effect on the outcome of any vote on the stockholder rights plan proposal or the adjournment proposal.
If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.
Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, each stockholder of record of Active Power common stock (that is, if your shares of Active Power common stock are registered in your name with Active Power’s transfer agent, AST) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.
Voting Methods
For Stockholders of Record:
If your shares are held in your name by Active Power’s transfer agent, AST, you can vote:
•    Via the Internet—If you choose to vote via the Internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.
•    Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.
•    Via Mail—If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
•    At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.
Please do not send in stock certificates or other documents representing Active Power common stock. The acquisition will not result in an exchange of your Active Power common stock.
For Beneficial Owners:
If your shares are held in “street name” through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting.
Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” the approval of the acquisition, “FOR” the approval of the stockholder rights plan proposal and “FOR” the approval of the adjournment proposal.
Revocation of Proxies
Active Power stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via telephone or vote via the Internet. Active Power stockholders can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our Corporate Secretary at Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758, Attn: Corporate Secretary, specifying such revocation. Active Power stockholders may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.
Voting by Active Power’s Directors and Executive Officers
At the close of business on the record date for the special meeting, directors and executive officers of Active Power and their affiliates were entitled to vote 3,899,094 shares of Active Power common stock entitled to vote at the special meeting, or approximately 16.9% of the shares of Active Power common stock outstanding on the record date. We currently expect that Active Power’s directors and executive officers will vote their shares in favor of the proposal to approve the acquisition, although none of them have entered into any agreement obligating them to do so.
Certain directors and executive officers of Active Power have interests that are different from, or in addition to, those of other Active Power stockholders generally. For more information, see the section entitled “Proposal 1: Approval of the Acquisition Agreement—Interests of Certain Persons in the Acquisition” beginning on page 37 of this proxy statement.
Expenses of Proxy Solicitation
This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are the responsibility of Active Power. We have engaged the services of Alliance to solicit proxies for the special meeting. In connection with its retention by us, Alliance has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay Alliance a fee of approximately $10,000 plus reasonable out-of-pocket expenses for its services, and Active Power will indemnify Alliance for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone, by email and by fax, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by the use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, email or other means of communication. No additional compensation will be paid to our directors, officers or employees for their services.
Householding
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Active Power and some brokers may be householding Active Power’s proxy materials by delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Active Power that your broker or Active Power will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding, and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker if you are a street name stockholder or Active Power if you are a stockholder of record. You can notify Active Power by sending a written request to our Investor Relations team at Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Tabulation of Votes

All votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Confidential Voting
As a matter of policy, Active Power keeps confidential proxies, ballots and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspector of election and certain of Active Power’s employees and Active Power’s transfer agent and proxy solicitor who are associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except (i) where disclosure is required by applicable law, (ii) where disclosure is requested by you, (iii) where Active Power concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes or (iv) in a contested proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards. All comments received are then forwarded to Active Power’s Corporate Secretary. Active Power intends to announce preliminary aggregate voting results at the special meeting and to then disclose the final aggregate voting results in a Current Report on Form 8-K of Active Power following the special meeting.
Adjournments and Postponements
In addition to the proposal to approve the acquisition and the stockholder right plan proposal, Active Power stockholders are also being asked to approve a proposal that will give the Active Power board of directors authority to adjourn the special meeting if necessary or appropriate in the view of the Active Power board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by Active Power’s stockholders prior to the special meeting. In addition, the Active Power board of directors could postpone the meeting before it commences, in each case in any of the circumstances described above. If the special meeting is so adjourned for the purpose of soliciting additional proxies, Stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to approve the acquisition but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the proposal to approve the acquisition, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.
Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than thirty (30) days or, if after the adjournment, the Active Power board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each Active Power stockholder of record entitled to vote at the adjourned meeting.
Attending the Special Meeting
Only Active Power stockholders of record as of the close of business on October 10, 2016, or their duly appointed proxies, and “street name” holders (those whose shares are held through a broker, bank or other nominee) who bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of Active Power common stock as of the record date for the special meeting, may attend the special meeting. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Active Power common stock authorizing you to vote at the special meeting. All stockholders should bring photo identification (a driver’s license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Stockholders will be admitted to the meeting room starting at 7:45 a.m., local time, and admission will be on a first-come, first-served basis.
Assistance
If you need assistance in completing your proxy card or have questions regarding Active Power’s special meeting, please contact Alliance by mail at 200 Broadacres Alliance Drive, 3rd Floor, Bloomfield, NJ 07003, or by telephone. Stockholders may call toll-free at (855) 928-4492.

PROPOSAL 1: APPROVAL OF THE ACQUISITION
Effects of the Acquisition
Pursuant to the terms of the acquisition agreement, if the acquisition is approved by Active Power’s stockholders and the other conditions to the closing are either satisfied or waived, Buyer will acquire substantially all of the assets of Active Power for the purchase price of $1.00 in cash and Buyer’s assumption of substantially all of the liabilities of Active Power, and Active Power will retain (i) certain patent rights (ii) cash in an amount equal to the excess, if any, of the net assets of Active Power acquired by Buyer over $5 million and (iii) Active Power’s tax assets. Certain factors considered by the Active Power board of directors in reaching its decision to approve the acquisition agreement and the acquisition can be found in the section entitled “Proposal 1: Approval of the Acquisition Agreement—Reasons for the Acquisition” beginning on page 25 of this proxy statement.
Background of the Acquisition
Active Power was founded as a Texas corporation in 1992, and reincorporated in Delaware in 2000. We completed our initial public offering in August 2000.
Since our formation, the rate of growth in the market for our products and our success in gaining market share has been less than we anticipated.  We incurred net losses in each full fiscal year since our inception, and have had only three profitable fiscal quarters, totaling only $690,000 in net income. As of June 30, 2016, we had an accumulated deficit of over $296 million.  From inception, we have financed our operations and met our capital expenditure requirements primarily from the gross proceeds of private and public sales of debt and equity securities totaling approximately $305 million.  As of June 30, 2016, our working capital was $6,988,000. Our cash and cash equivalents were $8,421,000 and the debt under our revolving credit facility was $5,535,000. For the six months ended June 30, 2016, we used net cash of over $3.8 million, compared to using net cash of over $4.3 million in the previous year.
On April 22, 2016, our board of directors held its regular quarterly meeting at our headquarters in Austin, Texas. In that meeting, management presented an analysis of Active Power’s competitive position in its market, forecasted results for the remainder of fiscal 2016 and fiscal 2017 and strategic alternatives that management had considered in fiscal 2016. At that meeting, our board of directors approved a new “shelf” registration statement for the possible public offering of Active Power’s common stock.
On April 24, 2016, we held our annual meeting of stockholders, at which three Class III directors were elected.
On June 8, 2016, Active Power received a deficiency letter from the Listing Qualifications Department of the NASDAQ notifying us that, for the last 30 consecutive business days, the bid price for the Active Power common stock had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ. The NASDAQ gave us 180 calendar days, or until December 5, 2016, to regain compliance with the minimum price per share listing requirement.
On June 9, 2016, our board of directors held a special meeting telephonically. In that meeting, management presented to the board of directors Active Power’s financial results and challenges. Mark Ascolese, our chief executive officer, summarized for our board of directors our management’s recent discussions with seven different investment bankers, which indicated that Active Power would face unfavorable market conditions if we tried to raise money in the capital markets at that time. Mr. Ascolese also presented to our board of directors information regarding Active Power’s tax benefits, and the restrictions and potential reductions of those tax benefits in a “change in control” under Section 382 of the Internal Revenue Code, which we refer to as “Section 382” in this proxy statement. Mr. Ascolese disclosed to our board of directors that several potential investors had expressed interest in making minority investments in Active Power that would not be considered a change in control under Section 382, if Active Power decided to continue to pursue a strategy to preserve its tax benefits. Our board of directors then discussed the possibility of adopting a “poison pill” to protect the tax benefits.

On June 15, 2016, our board of directors held a special telephonic meeting. Prior to that meeting, Mr. Ascolese sent a letter to the other members of our board of directors regarding three strategic options that he thought were available to Active Power. The three alternatives were (i) to seek organic growth with our existing business to bring Active Power to profitability, (ii) to protect Active Power’s Tax benefits, discontinue our current unprofitable operations and seek acquisitions of profitable operations that could utilize our tax benefits, or (iii) to wind down our operations at substantial cost and risk to our stockholders. Mr. Ascolese mentioned that he had talked to two potential investors under the second alternative, and each had indicated that they would only invest in Active Power if we disposed of our current loss generating operations. In the meeting, after discussion, our board of directors determined that Active Power should pursue the protection of Active Power’s tax benefits, and seek out a buyer for the existing unprofitable Active Power operations and an investor to help fund a strategy to monetize our non-core intellectual property and make acquisitions of profitable businesses. As a result, our board of directors adopted a tax preservation rights plan to protect the Active Power tax benefits.
On June 17, 2016, we announced that our board of directors had adopted a rights agreement and declared a dividend of one right for each issued and outstanding share of the Active Power common stock. The rights agreement is designed to protect our U.S. federal and state tax benefits of approximately $235.5 million and $277.3 million, respectively, and research and development credit carry-forwards of approximately $4.1 million.
On June 28, 2016, our board of directors held a special telephonic meeting. At that meeting, Daryl Dulaney, our chairman of the board, reviewed with the members of our board of directors their fiduciary duties involved in making decisions regarding the strategic options available to Active Power. After discussion and deliberation, our board of directors determined to continue to explore alternatives to enhance Active Power’s profitability and the acquisition of profitable businesses, and asked management to continue to explore, as an alternative, pursuing an offer for our current unprofitable business, and also continue negotiations with two potential investors who had sent us letters indicating their interest in making an investment in Active Power under certain conditions. Our board of directors also approved the formation of a special committee of independent directors to review and evaluate proposals from the potential investors. Daryl Dulaney and Stephen Clearman were designated as the members of the special committee.
On July 21, 2016, our board of directors held its regular quarterly meeting at our headquarters in Austin, Texas. At that meeting, Mr. Ascolese led a discussion of various strategic alternatives being considered by Active Power, including six contacts made by our management prior to the date of the meeting. Mr. Ascolese then reviewed with our board of directors previously circulated financial models of strategic alternatives available to Active Power prepared by Jay Powers, our chief financial officer. Scott Depta, our general counsel at the time, discussed with our board of directors their fiduciary duties involved in any of the contemplated alternatives. Mr. Ascolese then summarized management’s discussions with seven investment banks and the terms of two engagement letters that had been submitted. After discussion and deliberation, our board of directors determined that Active Power should continue to explore various strategic alternatives intended to enhance Active Power’s stockholder value.
On July 26, 2016, we announced that our board of directors was conducting a review of strategic and financial alternatives to potentially accelerate key growth initiatives and enhance stockholder value. The potential strategic and financial alternatives included a sale of the existing business, new investors and a transition into other profitable businesses.
On August 3, 2016, we entered into a confidentiality agreement with Langley.
On August 18, 2016, our management presented the special committee of our board of directors with an update on negotiations with potential acquirers and investors. The update included a list of seven potential strategic and investment alternatives with which we were in active discussions, six such alternatives, including Langley, that were pending, and five such alternatives that had indicated no further interest.
On September 7, 2016, we received an offer letter from Langley, offering to purchase the entire business and assets of Active Power, excluding our tax benefits and cash in an amount equal to the excess of net assets at closing over $5 million, if any, for a purchase price of $1.00. The offer letter also stated that Langley would assume responsibility for payment of our creditors, including bank debt, and all other balance sheet liabilities, and would assume responsibility for all Active Power employees. The offer letter also excluded from assumed liabilities our lease for our Austin manufacturing facility, but provided for Langley to sublease the full facility for a period between six and 12 months.
On September 9, 2016, our board of directors held a special telephonic meeting. At the meeting, Mr. Ascolese discussed with our board of directors the contacts he had made with potential strategic acquirers and financial investors. Mr. Ascolese indicated that management was in active discussions with three parties, including Langley, was waiting for an indication of interest from two parties, and that two parties had indicated no further interest. Mr. Ascolese also mentioned several industry and investment capital contacts that did not appear to be very promising. Mr. Ascolese reported to our board of directors regarding his trip to China to meet with representatives of two potential Chinese acquirers. Mr. Ascolese indicated that he did not think the Chinese parties would be in a position to make an offer in the timeframe needed by Active Power. Mr. Ascolese then reported on discussions with one potential acquirer that appeared to be contemplating an acquisition of Active Power in combination with a prepackaged bankruptcy. Our board of directors reviewed the offer letter from Langley, and Mr. Ascolese reported on a visit to Austin by members of the Langley board. After a discussion of all of the potential transactions, our board of directors unanimously directed our management to proceed with discussions with Langley to negotiate definitive agreements based upon the offer letter.
On September 19, 2016, we delivered to Langley an initial draft of an acquisition agreement based upon the offer letter.
On September 19, 2016, we also entered into a formal engagement letter with Roth Capital to engage them as the financial advisor to our board of directors in connection with a potential sale of our existing operations.
On September 21, 2016, we received a non-binding term sheet from a potential investor in Active Power regarding a proposal for Active Power to acquire an existing profitable operating company. The transactions described in the non-binding term sheet were contingent upon, among other things, Active Power selling all assets related to our historical business in the acquisition or another transaction and terminating our reporting obligations under the Exchange Act.
On September 23, 2016, we received comments to the initial draft of the acquisition agreement from counsel to Langley. On September 24, 2016, we negotiated the terms of the acquisition agreement with Langley. On September 27, 2016, we delivered to Langley drafts of ancillary documents to the acquisition agreement.
On September 26, 2016, our board of directors held a special telephonic meeting. At the meeting, Mr. Ascolese updated our board of directors on the status of the negotiations with Langley and negotiations with three potential investors in Active Power.
On September 28, 2016, our board of directors held a special telephonic meeting to consider approval of the proposed acquisition agreement. At this meeting, representatives of Roth Capital rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of a written opinion on September 28, 2016) that, as of September 28, 2016, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Roth Capital in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the transactions contemplated by the acquisition agreement was fair, from a financial point of view, to Active Power. See “— Opinion of Active Power’s Financial Advisor” beginning on page 27 of this proxy statement.
Our board of directors considered various reasons to approve the acquisition agreement (see “—Reasons for the Acquisition” beginning on page 25 of this proxy statement), including certain countervailing factors. After discussions with its financial and legal advisors and members of our management, and in light of the reasons considered upon the recommendation of the special committee, our board of directors unanimously determined the acquisition agreement, the acquisition and the other transactions contemplated by the acquisition agreement to be advisable and fair to and in the best interests of Active Power and our stockholders, and unanimously approved the acquisition agreement, the acquisition, the other transactions contemplated by the acquisition agreement and all other actions or matters necessary or advisable to give effect to the foregoing. Our board of directors further unanimously recommended approval of the acquisition by our stockholders and directed the acquisition be submitted to our stockholders for approval at a special meeting of our stockholders.
On September 29, 2016, the acquisition agreement and related ancillary documents were finalized. Concurrently, each of Active Power, Langley and Buyer executed and delivered the acquisition agreement.
On September 30, 2016, before the opening of trading on the U.S. public stock markets, we and Langley issued a joint press release announcing the execution of the acquisition agreement.

Reasons for the Acquisition
In evaluating the acquisition, the Active Power board of directors consulted with Active Power’s senior management, Active Power’s outside counsel and Active Power’s financial advisor, Roth Capital, and, in the course of reaching its determination to approve the acquisition agreement and the transactions contemplated thereby and to recommend that Active Power’s stockholders vote to adopt the acquisition, the Active Power board of directors considered a wide and complex range of factors, including the following principal factors supporting the Active Power board of directors’ determination:

•
Financial and Business Position. Active Power’s historical and current business, operations, financial condition, cash reserves, prospects, business strategy, competitive position and the power supply industry generally, and the potential risks to achieving Active Power’s strategy. Specifically, the Active Power board of directors considered the financial forecast for fiscal year 2016 and the first half of fiscal 2017 prepared by our management and the probabilities that Active Power would not be able to survive long-term because of the lack of sufficient working capital, as compared to the opportunities available to Active Power and its stockholders after completion of the acquisition.

•
Operational Risks. The advantages of entering into the acquisition agreement and consummating the acquisition in comparison to the risks associated with pursuing Active Power’s current strategic plan, including (i) a potential reorganization through bankruptcy or other methods, (ii) our rapidly deceasing cash reserves and working capital, and (iii) the various additional risk factors pertaining to Active Power that are listed in Item 1A of Part I of its most recent annual report.

•
Preservation of Tax Assets. The fact that the asset acquisition would allow Active Power to continue operations with its significant tax benefits intact, which tax assets could be used to offset future taxable income generated by Active Power and acquired businesses.

•
Value. The fact that Buyer is assuming substantially all of Active Powers existing liabilities, including all bank debt, and the retained assets in the acquisition, including a portfolio of patents that are not related to the acquired business, allows Active Power to pursue another business strategy.

•
Strategic Alternatives. The Active Power board of directors considered the other strategic alternatives reasonably available to us, including the discussions that took place with certain other potential acquirers and investors as described in more detail above in “Background of the Acquisition,” and determined that the acquisition is superior to the other strategic alternatives reasonably available to us.

•
Likelihood of Completion. The Active Power board of directors considered the likelihood that the acquisition will be consummated, based on, among other things, the likelihood of receiving the Active Power stockholder approval necessary to complete the transaction in a timely manner and the limited number of conditions to the acquisition.

•
Opinion of Roth Capital. The Active Power board of directors considered certain financial analyses presented to the Active Power board of directors by our financial advisor, Roth Capital, and the opinion of Roth Capital delivered to the Active Power board of directors on September 28, 2016, that, as of such date and subject to the limitations, qualifications and assumptions set forth therein, the acquisition consideration to be paid to Active Power pursuant to the acquisition agreement is fair from a financial point of view to Active Power, as discussed in the section entitled “Opinion of Active Power’s Financial Advisor” beginning on page 27 of this proxy statement. Terms of the Acquisition Agreement. The terms and conditions of the acquisition agreement, including:

•	the Active Power’s board of directors ability under certain circumstances to change its recommendation; and

•	That the acquisition agreement contains terms that, taken as a whole, provide a significant degree of certainty that the acquisition will be completed as quickly as possible.

•
Stockholder Vote. The fact that the acquisition will be subject to approval by holders of at least a majority of the outstanding shares of Active Power common stock entitled to vote at the special meeting and the absence of any stock voting commitments by management or other stockholders, so that stockholders will have the right to approve or disapprove of the acquisition.

The Active Power board of directors also considered a variety of risks and other potentially negative factors concerning the acquisition and the acquisition agreement, including the following:

•
No Stockholder Consideration. The fact that the nature of the transaction does not provide the Active Power stockholders with any cash, and stockholders would only benefit from any potential future appreciation in the value of Active Power through future strategic transactions.

•
Loss of Common Stock Liquidity and Public Information. The fact that, after the acquisition, we expect that price quotations in the public market will be available for our common stock on the OTC Market Group’s Pink Open Market, or “Pink Sheets,” which is viewed by most investors as a less desirable, and less liquid, marketplace than the NASDAQ, and we will no longer be required to file periodic reports with the SEC, so the Active Power stockholders will have less access to public information regarding Active Power.

•
Effect of Failure to Complete Transactions. While Active Power expects that the acquisition will be consummated, there can be no assurance that all of the conditions to the consummation of the acquisition will be satisfied, and, as a result, it is possible that the acquisition may not be completed in a timely matter or at all, even if the acquisition agreement is adopted by the Active Power stockholders. The Active Power board of directors also considered potential negative effects if the acquisition were not consummated, including:

•	the trading price of the shares of Active Power common stock could be adversely affected;

•	Active Power would have incurred significant transaction and opportunity costs attempting to consummate the acquisition without compensation;

•	Active Power could lose customers, suppliers, business partners and employees, including key sales and other personnel, after the announcement of the entry into the acquisition agreement;

•	Active Power’s business may be subject to significant disruption and decline;

•	the market’s perceptions of Active Power’s prospects could be adversely affected; and

•
Active Power’s directors, officers, and other employees would have expended considerable time and effort to negotiate, implement and consummate the acquisition, and their time may have been diverted from other important business opportunities and operational matters while working to implement the acquisition.

•
Effect of Public Announcement. The Active Power board of directors considered the effect of a public announcement of the acquisition on our operations, stock price and employees, our ability to retain key management, our ability to effectively recruit replacement personnel if key personnel were to depart while the acquisition is pending and the potential adverse effects on our financial results as a result of any related disruption in our business.

•
Interim Restrictions on Business. The Active Power board of directors considered restrictions imposed by the acquisition agreement on the conduct of Active Power’s business prior to the consummation of the acquisition, which require Active Power to operate its business in the ordinary course of business, and which subject the operations of Active Power’s business to other restrictions, which could delay or prevent Active Power from undertaking timely business enhancement opportunities that may arise prior to the consummation of the acquisition and that may have an adverse effect on Active Power’s ability to respond to changing market and business conditions in a timely manner or at all.

•
Interests of Active Power Board and Management. The Active Power board of directors considered the possibility that the executive officers and directors of Active Power could have interests in the transactions contemplated by the acquisition agreement that would be different from, or in addition to, those of the Active Power stockholders. See the section entitled “Interests of Certain Persons in the Acquisition” beginning on page 37 of this proxy statement.

The Active Power board of directors concluded that the potential benefits that it expected Active Power and its stockholders would achieve as a result of the acquisition outweighed the risks and potentially negative factors relevant to the acquisition. The foregoing discussion of the Active Power board of directors’ reasons for its recommendation to stockholders to vote to approve the acquisition is not intended to be exhaustive, but addresses the material information and factors considered by the Active Power board of directors in its consideration of the acquisition. In light of the wide variety of factors considered by the Active Power board of directors in connection with its evaluation of the acquisition and the complexity of these matters, the Active Power board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific reasons underlying its determination and recommendation. Rather, the Active Power board of directors viewed its determinations and recommendations as being based on the totality of the information and factors presented to and considered by the Active Power board of directors. In considering the factors discussed above, individual directors may have given different weights to different factors.
Recommendation of Our Board of Directors
The Active Power board of directors, after considering all factors that the Active Power board of directors deemed relevant, unanimously determined that the acquisition agreement and the transactions contemplated by the acquisition agreement, including the acquisition, are advisable, fair to and in the best interests of Active Power and its stockholders, and unanimously approved the acquisition agreement and the transactions contemplated by the acquisition agreement, including the acquisition. Certain factors considered by the Active Power board of directors in reaching its decision to approve the acquisition agreement and the acquisition can be found in the section entitled “—Reasons for the Acquisition” beginning on page 25 of this proxy statement.
The Active Power board of directors recommends that the Active Power Stockholders vote “FOR” the approval of the acquisition.

Opinion of Active Power’s Financial Advisor

The Active Power board of directors retained Roth Capital on September 19, 2016 to render an opinion as to the fairness to Active Power, from a financial point of view, of the consideration to be received by Active Power in the acquisition pursuant to the acquisition agreement.

On September 28, 2016, Roth Capital rendered its oral opinion to the Active Power board of directors (which was subsequently confirmed in writing by delivery of Roth Capital’s written opinion dated the same date) to the effect that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion described herein, as of September 28, 2016, the consideration to be received by Active Power in the acquisition was fair, from a financial point of view, to Active Power.

Roth Capital’s opinion was prepared solely for the information of the Active Power board of directors and only addressed the fairness, from a financial point of view, to Active Power of the consideration to be received by Active Power in the acquisition. Roth Capital was not requested to opine as to, and Roth Capital’s opinion does not address, the relative merits of the acquisition or any alternatives to the acquisition, Active Power’s underlying decision to proceed with or effect the acquisition, or any other aspect of the acquisition. Roth Capital’s opinion does not address the fairness of the acquisition to the holders of any class of securities, creditors or other constituencies of Active Power and is not a valuation of Active Power, its assets or any class of its securities. Roth Capital did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of Active Power, whether or not relative to the acquisition.

The summary of Roth Capital’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications, general procedures followed, factors considered and limitations on the review undertaken and other matters considered by Roth Capital in preparing its opinion. We urge you to read the opinion in its entirety. Roth Capital’s opinion was prepared solely for the information of the Active Power board of directors for its use in connection with its consideration of the acquisition. Neither Roth Capital’s written opinion nor the summary of its opinion and the related analysis set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the acquisition or any other matter. The summary of the opinion of Roth Capital set forth below is qualified in its entirety by reference to the full text of the opinion. Roth Capital’s opinion, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other factors Roth Capital deemed relevant, is that the consideration to be received by Active Power in the acquisition is fair, from a financial point of view, to Active Power.

In connection with rendering the opinion described above and performing its related financial analyses, Roth Capital, among other things:

•	reviewed a draft of the acquisition agreement, dated September 28, 2016;

•	reviewed certain publicly available financial statements and other business and financial information of Active Power;

•	reviewed certain internal financial statements and other financial and operating data concerning Active Power prepared by the management of Active Power;

•	reviewed certain financial projections concerning Active Power prepared by the management of Active Power, which are referred to in this proxy statement as the “financial projections”;

•	discussed the past and current operations, financial condition and the prospects of Active Power with senior executives of Active Power;

•
reviewed the financial terms, to the extent publicly available, of certain acquisition transactions Roth Capital deemed comparable with the acquisition and compared such financial terms with those of the acquisition; and

•	performed such other analyses and considered such other factors as Roth Capital deemed appropriate for the purpose of rendering its opinion.

The following is a summary of the material financial analyses performed by Roth Capital in connection with the preparation of its fairness opinion, which opinion was rendered orally to the Active Power board of directors (and subsequently confirmed in writing by delivery of Roth Capital’s written opinion dated the same date) on September 28, 2016. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description and this summary does not purport to be a complete description of the analyses performed by Roth Capital or the delivery of Roth Capital’s opinion to the Active Power board of directors.

The order of analyses described below does not represent the relative importance or weight given to those analyses by Roth Capital. This summary includes information presented in tabular format. In order to fully understand the financial analyses presented by Roth Capital, the tables must be read together with the text of each analysis summary and considered as a whole. The tables alone do not constitute a complete summary of the financial analyses. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Roth Capital’s opinion.

In arriving at its opinion, Roth Capital relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available to Roth Capital or discussed with or reviewed by or for Roth Capital, and further assumed that the financial information provided to Roth Capital had been prepared on a reasonable basis in accordance with industry practice, and that management of Active Power was not aware of any information or facts that would make any information provided to Roth Capital incomplete or misleading.

In performing its analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Active Power or any other parties to the acquisition agreement. Roth Capital does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

With respect to the financial projections and any other estimates and other forward-looking information reviewed by Roth Capital, Roth Capital assumed that such information had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Active Power’s management as to the expected future results and financial condition of Active Power. Roth Capital was not engaged to assess the achievability of the financial projections or any such estimates or forward-looking information or the assumptions on which they were based, and Roth Capital expressed no opinion as to such information or assumptions. In addition, Roth Capital did not assume any responsibility for, and did not perform, any appraisals or valuation of any specific assets or liabilities (fixed, contingent or other) of Active Power, nor was Roth Capital furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Roth Capital was not engaged to, and did not undertake, any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Active Power or any of its affiliates is a party or may be subject, and at the direction of Active Power and with its consent, Roth Capital’s opinion made no assumption concerning, and did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Roth Capital relied upon and assumed that the representations and warranties of all parties set forth in the acquisition agreement and all related documents and instruments that are referred to therein are true and correct, that each party will fully and timely perform all of the covenants and agreements required to be performed by such party, that the acquisition will be consummated pursuant to the terms of the acquisition agreement, without waiver by any party of any conditions or obligations thereunder, and that all conditions to the consummation of the acquisition will be satisfied without waiver thereof. Roth Capital further assumed that the acquisition agreement was in all material respects identical to the draft of the acquisition agreement provided to Roth Capital. Finally, Roth Capital also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed acquisition, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on Active Power or the contemplated benefits expected to be derived in the proposed acquisition.

In connection with its opinion, Roth Capital assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. Roth Capital’s opinion does not address any legal, regulatory, tax or accounting issues. Roth Capital's fairness opinion was approved by its fairness committee prior to delivering it to Active Power.

Roth Capital's opinion is necessarily based upon the information available to Roth Capital and facts and circumstances as they exist and are subject to evaluation as of September 28, 2016, which is the date of the Roth Capital opinion. Although events occurring after the date of the Roth Capital opinion could materially affect the assumptions used in preparing the opinion, Roth Capital does not have any obligation to update, revise or reaffirm its opinion and Roth Capital expressly disclaims any responsibility to do so. Roth Capital did not express any opinion as to the price at which shares of Active Power’s common stock may trade following announcement of the acquisition or at any future time.

The consideration to be received by Active Power in the acquisition was determined through arm's length negotiations between Active Power and Langley and was approved by Active Power’s boards of directors. Roth Capital did not provide advice to Active Power’s board of directors during these negotiations. The decision to enter into the acquisition was solely that of Active Power’s. Roth Capital's opinion and its presentation to the Active Power board of directors was one of many factors taken into consideration by the Active Power board of directors in deciding to approve, adopt and authorize the acquisition agreement and the acquisition. Consequently, the analyses as described herein should not be viewed as determinative of the opinion of the Active Power board of directors with respect to the consideration to be received by Active Power in the acquisition or of whether the Active Power board of directors would have been willing to agree to different consideration. The following is a brief summary of each of the material analyses performed by Roth Capital in connection with its opinion letter dated September 28, 2016.

Implied Purchase Price Valuation

Roth Capital calculated the implied purchase price for the assets to be acquired by Buyer in the acquisition by adding the cash consideration to by paid by Buyer and adding to that the face amount of the debt being assumed, and subtracting from that Active Power’s estimated cash as of December 31, 2016. On this basis, Roth Capital calculated an implied purchase price of $2,200,000 and calculated a number of valuation ratios based on that implied purchase price.

Selected Publicly Traded Comparable Companies

In order to assess how the public market values shares of publicly traded companies similar to Active Power, Roth Capital reviewed and compared certain financial information relating to Active Power with selected publicly traded U.S. companies in the electrical components and electrical manufacturing services industries, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth Capital deemed relevant to Active Power. Although none of the selected companies is identical to Active Power, Roth Capital selected these companies because they had publicly traded equity securities and were deemed to be similar to Active Power in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. The selected comparable companies were:

Company	Ticker
Ideal Power	IPWR
Hydrogenics	HYGS
Maxwell Technologies	MXWL
Plug Power	PLUG
EnerSys	ENS
Johnson Controls	JCI

For Active Power and each of the selected companies, Roth Capital calculated and compared various financial multiples and ratios of Active Power and the selected comparable companies based on each respective company’s public filings for historical information and third-party research estimates for forecasted information.

In its review of the selected companies, Roth Capital considered, among other things, (i) market capitalizations (computed using closing stock prices as of September 28, 2016), (ii) total enterprise values (“TEV”), (iii) enterprise value (“EV”) as a multiple of reported revenue for the latest twelve-month period (“LTM”) for each company, and estimated revenue for calendar years 2016 and 2017, (iv) EV as a multiple of LTM and estimated calendar year 2016 and 2017 EBITDA, (v) price as a multiple of LTM and estimated calendar year 2016 and 2017 earnings, (vi) projected growth rates for calendar years 2015 to 2016 and 2016 to 2017, (vii) and LTM gross margins, EBITDA margins and net income margins. For Active Power, Roth Capital calculated those ratios based on the implied purchase price valuation rather than the trading price of Active Power’s common stock. This information and the results of these analysis are summarized in the following table:

Roth Capital noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Active Power’s business. Accordingly, Roth Capital’s comparison of selected companies to Active Power and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Active Power.

Roth Capital noted that any implied value derived from a revenue multiple is not meaningful as Active Power is not expected to continue as a going concern. Roth also noted that it did not consider any EBITDA or net income multiples because Active Power does not currently generate any earnings.

Selected Comparable Transaction Analysis

Roth Capital reviewed and compared the purchase prices and financial multiples paid in selected other transactions primarily in the heavy power and electrical components equipment space from January 1, 2010 to present that had publicly available data and that Roth Capital, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, Roth Capital compared the EV in the transaction as a multiple of LTM revenue and EBITDA, and the equity price in the transaction to LTM earnings, each to the extent available. Similar to the comparable company analysis, for Active Power, Roth Capital calculated those ratios based on the implied purchase price valuation rather than the trading price of Active Power’s common stock to determine EV. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Notes to the table:
Active Power figures based on the Transaction Value
U.S. transactions in the heavy power and electrical components and equipment space since 01/01/10-Present
Transactions without publicly available data were excluded from the analysis

Roth Capital noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to Active Power’s business. Accordingly, Roth Capital’s comparison of selected companies to Active Power and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Active Power.

Roth Capital noted that any implied value derived from a transaction multiple is not meaningful as Active Power is not expected to continue as a going concern. Roth Capital also noted that it did not consider any EBITDA or net income multiples because Active Power does not currently generate any earnings.

Discounted Cash Flow Analysis

Roth Capital performed a discounted cash flow analysis of Active Power by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows attributable to stockholders of Active Power that Active Power forecasted to generate from September 30, 2016 through the second quarter of 2017. All of the information used in Roth Capital’s analysis was based on publicly available sources and the financial projections provided by Active Power’s management, which internal financial projections can be found under the caption “—Certain Projections Prepared by the Management of Active Power” beginning on page 38. The following tables set forth the free cash flows and calculations used in Roth Capital’s analysis:

In performing its discounted cash flow analysis, Roth Capital calculated ranges of the estimated present values of Active Power’s unlevered, after-tax free cash flows attributable to stockholders of Active Power that Active Power forecasted to generate for the remainder of 2016 and the first half of 2017 by applying discount rates ranging from 21.1% to 25.1%, reflecting Roth Capital’s estimates of Active Power’s weighted-average cost of capital. The weighted-average cost of capital was calculated by adding (a) the market value of equity as a percentage of the total market value of Active Power’s capital multiplied by Active Power’s estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of Active Power’s capital multiplied by Active Power’s estimated after-tax market cost of debt. Active Power’s estimated cost of equity was calculated using the Capital Asset Pricing Model, which took into account Active Power’s beta, betas of comparable companies, the risk-free rate, a historical equity market risk premium and a historical small capitalization risk premium, which risk premiums were sourced from the 2015 Valuation Handbook. Following is the calculation for Active Power’s weighted-average cost of capital:

WACC Calculation

Step 1 - Calculate Average Portfolio Beta (a)	
Calculated Average Portfolio Equity Beta	1.59
Step 2 - Unlever Portfolio Beta (b)	
Average Debt-to-Equity Ratio(c)	0.0%
Average Tax Rate	25.2
Unlevered Average Portfolio Equity Beta	1.37
Step 3 - Arrive at Active Power Equity Beta	
Unlevered Average Portfolio Equity Beta	1.37
Active Power Debt-to-Equity Ratio (d)	0.0%
Effective Tax Rate (e)	0.0%
Levered Active Power Equity Beta	1.37
Step 4	
Risk Free Rate (f)	1.6%
Equity Risk Premium (g)	7.0%
Levered Equity Beta	1.37
Cost of Equity Capital (h)	11.1%
Size Premium (i)	12.0%
Active Power Adjusted Cost of Equity Capital	23.1%
Step 5	
Debt-to-Capital Ratio	0.0%
Equity-to-Capital Ratio	100.0%
Pre-tax Cost of Debt (j)	7.0%
After-tax Cost of Debt	7.0%
Cost of Equity Capital	23.1%
Weighted Average Cost of Capital (k)	23.1%

a) Data per Bloomberg. Three years of trading data was used. Assume a valuation date of 09/28/16. Roth uses mid-year conventions to discount cash flows as Roth assume that cash flows come in continuously throughout the year

b) B(u) = B(l) / (1+(1-Tax Rate) x Debt-to-Equity)

c) Average Debt-to-Equity Ratio for the comparable companies was assumed to be 0% as Active Power could not be financed with debt in Roth's opinion

d) Ratio for Active power was assumed to be 0% as Active Power could not be financed with debt in Roth's opinion

e) Effective tax rate used is 0%. Per management's financial model

f) 10-Year Treasury yield at 09/28/16 per www.treasury.gov

g) Source: 2015 Valuation Handbook; 3-28

h) CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium)

i) Source: 2015 Valuation Handbook; Appendix 3. 10z pctl

j) Per management's financial model. Calculated on an LTM basis as of 06/30/16

k) Weighted Average Cost of Capital = (Debt-to-Capital x Cost of Debt x (1-Tax Rate)) + (Equity-to-Capital x Cost of Equity Capital)

Roth Capital used the following companies to calculate the portfolio beta:

•	Ideal Power

•	Hydrogenics

•	Maxwell Technologies

•	Plug Power

•	EnerSys

•	Johnson Controls

Because Active Power is not expected to continue as a going concern, Roth Capital assumed that the terminal revenue multiple would be 0.0x. Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal revenue multiple resulted an implied enterprise value for Active Power. Roth Capital then deducted outstanding debt and added estimated cash at December 31, 2016 provided to it by Active Power to an implied equity value of $(7.2) million.

Roth Capital noted that the consideration to be received by Active Power in the acquisition was substantially higher than the implied equity value of Active Power. However, Roth Capital noted that it did not believe the discounted cash flow analysis was meaningful as Active Power does not generate positive cash flows and is not expected to continue as a going concern.

Liquidation Analysis

Based on the financial projections, Roth Capital estimated the net assets of Active Power assuming it was liquidated as of December 31, 2016. In performing this analysis, Roth Capital assumed that Active Power would realize 50% of the estimated book value of all assets other than cash and that all liabilities would be paid in full. On that basis, Roth Capital estimated that Active Power’s net assets as of December 31, 2016 would be $(3.6) million. Roth Capital noted that its estimate did not take into account the significant expenses Active Power would incur to effect a liquidation nor the full amount of Active Power’s future lease obligations. The following table shows the calculations used in Roth Capital’s analysis:
As discussed above, Roth Capital performed a variety of financial and comparative analyses for the purpose of rendering its opinion. While the preceding summary describes several analyses and examinations that Roth Capital deems material to its evaluation and opinion, they are not a comprehensive description of all analyses and examinations actually conducted by Roth Capital.

General

Roth Capital is a nationally recognized investment banking firm that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Active Power board of directors retained Roth Capital to render an opinion as to the fairness to Active Power, from a financial point of view, of the consideration to be received by Active Power in the acquisition based upon the foregoing qualifications, experience and expertise.

Active Power paid Roth Capital a fee of $100,000 for rendering its fairness opinion delivered in connection with the acquisition. The $100,000 opinion fee was not contingent in whole or in part on the success of the acquisition, or on the results of Roth Capital’s evaluation and analysis or upon the conclusions reached in Roth

Capital’s opinion. In addition, Active Power agreed to reimburse Roth up to $10,000 for its reasonable, documented, out-of-pocket expenses, including reasonable fees and disbursements of its counsel. Active Power has also agreed to indemnify Roth Capital against certain liabilities and other items that may arise out of Active Power’s engagement of Roth Capital. The Active Power board of directors did not limit Roth Capital in any way in the investigations it made or the procedures it followed in rendering its opinion.

Roth Capital in the past has provided and may in the future provide investment banking and other financial services to Active Power and its affiliates for which Roth and its affiliates have received or may receive compensation. Without limiting the generality of the foregoing, Roth Capital expects to be engaged by Active Power to deliver a fairness opinion in connection with a proposed transaction subsequent to the public announcement of the acquisition. Roth Capital is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth Capital and its affiliates may actively trade securities of Active Power for its own account or the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Consistent with applicable legal and regulatory requirements, Roth Capital has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Roth Capital’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Active Power and/or the acquisition that differ from the views of its investment banking personnel.

Delisting and Deregistration of Our Common Stock
Active Power common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NASDAQ under the symbol “ACPW.” As soon as practicable after the acquisition, we intend to terminate our reporting obligations under the Exchange Act to save the expense of compliance with those obligations. In addition our common stock will cease to be traded on the NASDAQ after completion of the acquisition. After completion of the acquisition, we expect that price quotations in the public market will be available for our common stock on the OTC Market Group’s Pink Open Market, or “Pink Sheets.” In addition, we will no longer be required to file periodic reports with the SEC after we terminate our reporting obligations. We are also required to change our name to something other than “Active Power” pursuant to the terms of the acquisition agreement. As a result, our trading symbol will change.
Interests of Certain Persons in the Acquisition
In considering the recommendation of the Active Power board of directors that you vote to approve the acquisition, you should be aware that Active Power’s executive officers have interests in the acquisition that are different from, or in addition to, the interests of the Active Power stockholders generally. The members of the Active Power board of directors were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the acquisition agreement and the acquisition, and in recommending to the Active Power stockholders that the acquisition be approved. See the sections entitled “—Background of the Acquisition,” “—Recommendation of Our Board of Directors” and “—Reasons for the Acquisition” beginning on pages 22, 27 and 25, respectively, of this proxy statement. Active Power’s stockholders should take these interests into account in deciding whether to vote “FOR” the approval of the acquisition agreement.
Treatment of Outstanding Equity Awards
Our directors and executive officers hold outstanding stock options, restricted stock units and performance share awards. Upon a change of control in Active Power, those holders of outstanding stock options, restricted stock units and performance share awards will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units, and performance shares/units will lapse, and, with respect to awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. The acquisition will be considered a change of control under the Active Power option plan. As such, all stock options held by our directors and executive officers will become fully vested upon the closing of the acquisition. In addition, our board of directors intends to approve amendments to each director’s stock options to extend the post-termination exercise period for the full term of each such stock option agreement.
Executive Officer Employment Agreements
Each of Messrs. Ascolese and Powers, the executive officers of Active Power, is party to an employment agreement that provides certain benefits in the event of certain termination events. The employment agreements provide that if the executive’s employment is terminated within the twelve (12) month period following a change in control either without “cause” or for “good reason” (in any case, a “qualifying termination”), the executive will, subject to the execution and non-revocation of a mutual release of claims, be entitled to receive (i) twelve (12) months’ base salary, (ii) a pro-rated payment of the executive’s target bonus, and (iii) company-paid healthcare continuation coverage (in an amount sufficient to maintain the level of health benefits in effect on the executive’s last day of employment) for up to twelve (12) months. The acquisition will be considered a change in control under these executive employment agreements. As such, our executive officers would be entitled to the benefits described above upon a qualifying termination after the closing of the acquisition.
The employment agreement for each executive provides that these payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code.
Certain Projections Prepared by the Management of Active Power
Active Power does not as a matter of course make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Active Power is including internal financial projections that were made available to the Active Power board of directors in connection with the evaluation of the acquisition. This information also was provided to Active Power’s financial advisors. The inclusion of this information should not be regarded as an indication that any of Active Power, its financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.
The internal financial projections were, in general, prepared solely for internal use and are subjective in many respects. As a result, the prospective results may not be realized and the actual results may be significantly higher or lower than estimated. Since the internal financial projections cover multiple fiscal quarters, that information by its nature becomes less predictive with each successive quarter. Active Power stockholders are urged to review Active Power’s SEC filings for a description of risk factors with respect to Active Power’s business. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 13 and “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement. The internal financial projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles, which we refer to as “GAAP” in this proxy statement, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the internal financial projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in Active Power’s historical GAAP financial statements.
Neither Active Power’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the internal financial projections contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability. The report of Active Power’s independent registered public accounting firm contained in Active Power’s Annual Report on Form 10-K for the year ended December 31, 2015 relates to Active Power’s historical financial information. It does not extend to the internal financial projections and should not be read to do so. Furthermore, the internal financial projections do not take into account any circumstances or events occurring after the date they were prepared.

The following table presents selected internal financial projections for the final two quarters for the fiscal year ending December 31, 2016 and the first two quarters for the fiscal year ending December 31, 2017 for Active Power on a standalone basis.

	Forecast
	2016		2017
	Q3	Q4	Q1	Q2

Bookings	11,200	13,500	13,125	14,375
Total Revenue	10,000	10,500	11,000	10,500
Total Gross Margin	2,619	2,601	2,828	2,617
Gross Margin %	26.2%	24.8%	25.7%	24.9%
Operating expenses	4,498	4,439	4,508	4,532
Operating Income	(1,879)	(1,837)	(1,680)	(1,915)
Pre-tax Income/(Loss)	(1,934)	(1,932)	(1,775)	(2,010)
EBITDA	(1,367)	(1,379)	(1,222)	(1,457)
Cash	6,910	3,297	898	(127)

EBITDA, as presented above, is a non-GAAP financial measure. Active Power provided this information its financial advisor because it believed it could be useful in evaluating, on a prospective basis, Active Power’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Not all companies calculate EBITDA the same way, and Active Power’s presentation may be different from those presented by other companies.
EBITDA reflects the inclusion of interest expense, income taxes, depreciation and amortization and share based compensation.
These internal financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Active Power’s management. Important factors that may affect actual results and cause the internal financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to Active Power’s business (including its ability to achieve potential strategic goals, acquisitions, objectives and targets over applicable periods, the power supply business, the regulatory environment, general business and economic conditions and other risk factors described under the section entitled “Risk Factors” in Active Power’ Annual Report on Form 10-K for the year ended December 31, 2015, and more recent filings incorporated by reference in this proxy statement and “Cautionary Statement Concerning Forward-Looking Information” beginning on page 13 of this proxy statement). The internal financial projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the acquisition. The internal financial projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these internal financial projections. Accordingly, there can be no assurance that the internal financial projections will be realized or that actual results will not be significantly higher or lower than projected.
None of Active Power or its affiliates, advisors, officers, employees, directors or representatives undertakes any obligation to update or otherwise revise or reconcile these internal financial projections to reflect circumstances existing after the date the internal financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Except as may be required by applicable securities laws, Active Power does not intend to make publicly available any update or other revision to these internal financial projections even in the event that any or all of the assumptions are shown to be in error. None of Active Power or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any stockholder or other person regarding Active Power’s ultimate performance compared to the information contained in these internal financial projections or that projected results will be achieved. Active Power has made no representation to Buyer or Langley, in the acquisition agreement or otherwise, concerning these internal financial projections.
See the section entitled “Where Shareholders Can Find More Information” beginning on page 56 of this proxy statement.
Rights of Dissent and Appraisal
Under Delaware law, stockholders who do not vote in favor of the approval of the acquisition are not entitled to any rights of dissent and appraisal.
TERMS OF THE ACQUISITION AGREEMENT
The following summary describes certain material provisions of the acquisition agreement and is qualified in its entirety by reference to the acquisition agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the acquisition agreement that may be important to you. We encourage you to read the acquisition agreement carefully and in its entirety, as it is the legal document governing the acquisition.
Explanatory Note Regarding the Acquisition Agreement and the Summary of the Acquisition Agreement; Representations, Warranties and Covenants in the Acquisition Agreement Are Not Intended to Function or Be Relied on as Public Disclosures
The acquisition agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about Active Power, Langley, Buyer or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that we make with the SEC, as described in the section entitled “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement. The representations, warranties and covenants contained in the acquisition agreement have been made solely for the purposes of the acquisition agreement and as of specific dates and solely for the benefit of parties to the acquisition agreement and:
•    are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;
•    have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the acquisition agreement, which disclosures are not reflected in the acquisition agreement itself;
•    may no longer be true as of a given date;
•    may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and
•    may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “material adverse effect”).
Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Active Power, Langley, Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the acquisition agreement, which subsequent information may or may not be fully reflected in Active Power’s public disclosures. Accordingly, the representations and warranties and other provisions of the acquisition agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled “Where Stockholders Can Find More Information” beginning on page 56 of this proxy statement.
Terms of the Acquisition
The acquisition agreement provides that, upon the terms and subject to the conditions set forth in the acquisition agreement, upon the closing of the acquisition, Buyer will purchase and assume from Active Power substantially all of the assets and liabilities related to Active Power’s business of designing, manufacturing, selling, and servicing flywheel-based uninterruptible power supply products and modular infrastructure solutions, and Buyer will continue operating that business.
At the closing of the acquisition, on the terms and subject to the conditions set forth in the acquisition agreement:
•    Buyer will pay Active Power $1.00, which, together with the liabilities of Active Power being assumed by Buyer, is the purchase price for the acquired assets of Active Power;
•    Buyer will pay off the Active Power loans from Silicon Valley Bank in full; and
•    Active Power will retain the amount of its cash on hand at closing, if any, to the extent the acquired assets exceed the assumed liabilities on Active Power’s balance sheet by more than $5 million, its intellectual property related to its patents that are not related to the purchased assets, the tax benefits and certain other rights, including its rights under the acquisition agreement.
After the closing Active Power will continue to exist in its current form. The stockholders of Active Power will not receive any consideration in the acquisition, but will maintain their ownership interests in Active Power going forward.
Certificate of Incorporation; Bylaws; Directors and Officers
After the closing of the acquisition, the certificate of incorporation and the bylaws of Active Power will continue to be in effect, other that Active Power will amend its certificate of incorporation to change its corporate name from Active Power, Inc. In addition, as of the closing of the acquisition, the directors and executive officers of Active Power will remain in those positions until their successors have been duly elected, designated or qualified, as the case may be, or their earlier death, incapacitation, retirement, resignation or removal in accordance with the certificate of incorporation and bylaws of Active Power.
Closing of the Acquisition
The closing of the acquisition will take place at 10:00 a.m., Austin, Texas time, on the earlier to occur of (i) the second (2nd) business day after all conditions to the completion of the acquisition have been satisfied or waived, and (ii) at such other place, time or date as the parties may mutually agree.
Representations and Warranties
The acquisition agreement contains customary representations and warranties made by Active Power to Buyer and customary representations and warranties made by Langley and Buyer to Active Power. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the acquisition agreement. In particular, the representations and warranties made in the acquisition agreement terminate as of the closing of the acquisition. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “material adverse effect”), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. See also the definition of “material adverse effect” beginning on page 43 of this proxy statement. There are no third-party beneficiaries under the acquisition agreement and in reviewing the representations, warranties and covenants contained in the acquisition agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any description thereof were not intended by the parties to the acquisition agreement to be characterizations of the actual state of facts or condition of Active Power, Langley or Buyer, or any of their respective subsidiaries or affiliates. For the foregoing reasons, the representations and warranties given by the parties in the acquisition agreement or any description thereof should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Active Power publicly files with the SEC.
Active Power’s representations and warranties under the acquisition agreement relate to, among other things:
•    the due organization, valid existence, good standing and corporate power of Active Power and each of its subsidiaries;
•    the authority of Active Power to enter into the acquisition agreement and consummate the transactions contemplated by the acquisition agreement and the enforceability of the acquisition agreement against Active Power;
•    the approval and recommendation by Active Power’s board of directors of the acquisition agreement and the transactions contemplated by the acquisition agreement;
•    the absence of (i) any conflict with or violation of the organizational documents of Active Power, (ii) any conflict with or violation of applicable laws, or (iii) any breach or default under any contract of Active Power or its subsidiaries as a result of the execution and delivery by Active Power of the acquisition agreement and the consummation by Active Power of the transactions contemplated by the acquisition agreement;
•    the consents and approvals required by governmental entities in connection with the transactions contemplated by the acquisition agreement;
•    compliance with applicable laws and governmental orders;
•    compliance with SEC filing requirements for Active Power’s SEC filings since January 1, 2015, including the accuracy of information contained in such documents and compliance with U.S. GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;
•    the absence of certain changes and events since June 30, 2016;
•    tax matters;
•    the absence of other agreements to sell the assets being acquired;
•    the maintenance of books and records;
•    no insolvency or similar proceedings;
•    compliance with bulk sales and bulk transfer laws;
•    no judgments;
•    absence of litigation;

•    required franchises, grants, licenses, permits and other similar governmental approvals necessary for the conduct of Active Power’s business;
•    material contracts and the absence of breach or default thereunder;
•    intellectual property matters;
•    warranty claims;
•    environmental matters;
•    labor matters;
•    no untrue statements by Active Power; and
•    the absence of sales, use, transfer or similar taxes resulting from the acquisition.
The acquisition agreement also contains customary representations and warranties made by Langley and Buyer that are subject to specified exceptions and qualifications contained in the acquisition agreement. The representations and warranties of Langley and Buyer to Active Power under the acquisition agreement, relate to, among other things:
•    Langley’s and Buyer’s due organization, valid existence, good standing and corporate power;
•    the authority of Langley and Buyer to enter into the acquisition agreement and consummate the transactions contemplated by the acquisition agreement and the enforceability of the acquisition agreement against Langley and Buyer;
•    the absence of (i) any conflict with or violation of applicable laws or (ii) any breach or default under any contract of Langley or Buyer as a result of the execution and delivery by Langley and Buyer of the acquisition agreement and consummation by Langley and Buyer of the transactions contemplated by the acquisition agreement;
•    the financial capabilities of Langley and Buyer to fulfill their obligations under the acquisition agreement; and
•    brokers’ and financial advisors’ fees related to the acquisition.
None of the representations and warranties in the acquisition agreement survive the closing of the acquisition.
Some of the representations and warranties in the acquisition agreement are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect).
For purposes of the acquisition agreement, a “material adverse effect” means, with respect to Active Power, any event, occurrence, condition or change which is materially adverse to the business, results of operations, financial condition or assets of the business being sold, or the ability of Active Power to consummate the transactions contemplated by the acquisition agreement; except that events, occurrences, facts, conditions or changes, directly or indirectly, arising out of or attributable to the following shall be excluded:
•    general economic or political conditions;

•    conditions generally affecting the industries in which Active Power currently operates;
•    any change in financial, banking or securities markets in general;
•    acts of war, armed hostilities or terrorism;
•    any action required or permitted by the acquisition agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Buyer;
•    any matter of which Buyer is aware on the date of the acquisition agreement;
•    any changes in applicable laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof;
•    the announcement or pendency of the transactions contemplated by the acquisition agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Active Power and its business;
•    any natural or man-made disaster or act of God; or
•    any failure by Active Power’s business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).
Covenants Pending the Acquisition
Each of the parties to the acquisition agreement has agreed to use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by the acquisition agreement. In addition, Active Power has agreed to certain covenants in the acquisition agreement restricting the conduct of its business between the date of the acquisition agreement and the closing of the acquisition. In general, Active Power has agreed that it will (a) give any notices to third parties, and obtain any third party consents, that are required to effectively transfer the assets to be acquired by Buyer or that Buyer may reasonably request; (b) carry on its business in in the ordinary course; (c) use commercially reasonable efforts to maintain and preserve intact its current business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with Active Power; (d) not increase compensation, rate of compensation or commissions payable or to become payable to any of its employees, consultants or agents, except in the ordinary course of business or as required by applicable law; (e) not incur indebtedness or agree to incur any indebtedness other than trade payables incurred in the ordinary course of business; or (f) not dispose of or agree to dispose of any assets other than in the ordinary course of business. Active Power has also agreed to permit representatives of Langley and Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Active Power to all premises, properties, personnel, books and records (including tax records), contracts, and documents of or pertaining to Active Power, its business or the assets being acquired.
Required Company Vote
As promptly as practicable, and in any event within five (5) business days following the date on which the SEC confirms it has no further comment to this proxy statement, Active Power is obligated to establish a record date and give notice of a meeting of its stockholders (which shall in no event take place after December 15, 2016), for the purpose of voting upon the approval of the acquisition.   Unless Active Power’s board of directors determines in good faith that the failure to change its recommendation would reasonably be expected to breach its duties under applicable law, Active Power is required to use its reasonable best efforts to solicit proxies in favor of the approval of the acquisition and shall ensure that all proxies solicited in connection with the Meeting are solicited in compliance with all applicable laws and all rules of the NASDAQ.

Other Covenants and Agreements
For the applicable limitations period under applicable law after the closing of the acquisition, Buyer has agreed to permit representatives of Active Power to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Buyer to all premises, properties, personnel, books and records (including tax records), contracts, and documents of or pertaining to the conduct of Active Power’s business prior to the closing or the assets acquired by Buyer under the acquisition agreement.
Buyer has agreed to offer employment to all employees of Active Power, other than its chief executive officer and chief financial officer, upon the closing of the acquisition. At such closing, Buyer will assume and be responsible for all of Active Power’s employee plans, including without limitation all accrued vacation, with respect to all such employees. Active Power will use its reasonable best efforts to assist Buyer, at Buyer’s sole expense, in hiring the Active Power employees, but may not take any action to induce any such employee to leave the employ of Buyer after the closing of the acquisition.
Active Power has agreed to take such action as reasonably may be necessary to discontinue the use of “Active Power” in its corporate name and to consent to Buyer’s use of such name in each jurisdiction where Active Power currently conducts business and where it intends to conduct business.
At the closing of the acquisition, subject to the consent of the landlord, Active Power will assign to Buyer, and Buyer will assume from Active Power, Active Power’s lease for its engineering facility for the remaining term of such lease, or the parties will enter into a sublease for the same or on terms substantially similar to the prime lease. Also at the closing of the acquisition, Buyer will enter into a sublease of Active Power’s primary lease for its headquarters. The sublease of that facility will provide for a sublease by Buyer of one third of the rentable space of that facility for the full remaining term of the prime lease and for a sublease of the balance of the rentable space for a term of twelve months, subject to early termination of the sublease of the balance of the rentable space if Active Power or the landlord finds another tenant willing and able to rent the space. The rent payable and other obligations of Buyer thereunder shall be the same amount per square foot rented that is payable by Active Power under the prime lease.
Buyer has agreed to provide Active Power with appropriate transitional services reasonably requested by Active Power, including providing payroll, employee benefits and bookkeeping services, for six (6) months after the closing of the acquisition and providing temporary office space for three (3) months after such closing. After the closing of the acquisition, Buyer will promptly forward to Active Power all correspondence received by Buyer related to any liabilities of Active Power retained by Active Power, and will provide Active Power with payroll, employee benefits and bookkeeping services reasonably requested by Active Power to address the related retained liabilities.
Conditions to Completion of the Acquisition
The obligations of Buyer to effect the acquisition shall be subject to the satisfaction or waiver by such party at or prior to the closing date of the acquisition of the following conditions:
•    the approval of the acquisition by Active Power stockholders;
•    the representations and warranties of Active Power set forth in the acquisition agreement being true and correct at and as of the closing date;
•    Active Power having performed or complied with all covenants required by the acquisition agreement to be performed through the closing;
•    Active Power having procured all of the required third party consents;
•    no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would or could reasonably be expected to (A) prevent consummation of any of the transactions contemplated in the acquisition agreement, (B) cause any of the transactions contemplated in the acquisition agreement to be rescinded following consummation, and (C) affect adversely the right of Buyer to own the acquired assets, or Buyer’s ability to operate the acquired business after closing (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
•    Buyer having received a certificate signed by Active Power certifying to the effect that conditions to the obligations of Active Power have been satisfied;
•    Buyer having received other deliveries specified in paragraph 1.6(a) of the acquisition agreement; and
•    all actions to be taken by Active Power in connection with consummation of the transactions contemplated in the acquisition agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated in the acquisition agreement are satisfactory in form and substance to Buyer.
The obligations of Active Power to effect the acquisition shall be subject to the satisfaction or waiver by such party at or prior to the closing date of the acquisition of the following conditions:
•    the approval of the acquisition by Active Power stockholders;
•    the representations and warranties of Buyer and Langley set forth in the acquisition agreement being true and correct at and as of the closing date;
•    Buyer and Langley having performed or complied with all covenants required by the acquisition agreement to be performed through the closing;
•    no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would or could reasonably be expected to (A) prevent consummation of any of the transactions contemplated in the acquisition agreement, or (B) cause any of the transactions contemplated in the acquisition agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
•    Active Power having received a certificate signed by Buyer certifying to the effect that conditions to the obligations of Buyer and Langley have been satisfied;
•    Active Power having received other deliveries specified in paragraph 1.6(b) of the acquisition agreement; and
•    all actions to be taken by Langley and Buyer in connection with consummation of the transactions contemplated in the acquisition agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated in the acquisition agreement are satisfactory in form and substance to Active Power.
Termination of the Acquisition Agreement
The acquisition agreement may be terminated at any time prior to the closing date by mutual written consent of each of the parties.
In addition, either Buyer or Active Power may terminate the acquisition agreement prior to the closing, if the closing has not taken place on or before December 31, 2016 (unless the failure results primarily from the terminating party’s breach of the acquisition agreement):

The acquisition agreement may also be terminated by Active Power if Langley or Buyer has breached or failed to perform any material representation, warranty or covenant set forth in the acquisition agreement, Active Power notifies Buyer of the breach, and the breach continues without cure for five business days after notice.
The acquisition agreement may also be terminated by Buyer if:
•    Active Power has breached or failed to perform any material representation, warranty or covenant set forth in the acquisition agreement, Buyer notifies Active Power of the breach, and the breach continues without cure for five business days after notice; or
•    Buyer discovers during the course of its due diligence investigation any information, circumstance, fact or omission that it reasonably determines is likely, either by itself or when aggregated with any other information, circumstances, facts or omissions so discovered, to result in a material adverse effect.
Fees and Expenses; Transfer Taxes
All fees and expenses incurred in connection with the acquisition agreement, the acquisition and the other transactions contemplated by the acquisition agreement will be paid by the party incurring such fees or expenses.
All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with the acquisition are the responsibility of Active Power.
Specific Performance
The acquisition agreement generally provides that the parties will be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the acquisition agreement and to enforce specifically the terms and provisions of the acquisition agreement, in addition to any other remedy to which they are entitled at law or in equity.
Third Party Beneficiaries
The acquisition agreement provides that it will be binding upon, inure to the benefit of and be enforceable by the parties thereto and their respective permitted successors and permitted assigns. No party may assign either the acquisition agreement or any of its rights, interests, or obligations thereunder without the prior written approval of the other party; provided, however, that Buyer may (i) assign any or all of its rights and interests under the acquisition agreement to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations under the acquisition agreement (in any or all of which cases Buyer shall remain responsible for the performance of all of their obligations under the acquisition agreement).
Amendments; Waivers
The acquisition agreement may be amended by mutual agreement of the parties at any time by an instrument in writing signed by each of the parties to the acquisition agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant under the acquisition agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
PROPOSAL 2: STOCKHOLDER RIGHTS PLAN
On June 15, 2016, in connection with the adoption of the stockholder rights plan, our board of directors declared a dividend of one right for each of Active Power’s issued and outstanding shares of common stock. The dividend was paid to stockholders of record at the close of business on June 28, 2016, or the rights record date. Each such right entitles the registered holder, subject to the terms of a rights agreement, to purchase from Active Power one one-thousandth of a share of Active Power’s Series B Junior Participating Preferred Stock, which we refer to as the “preferred stock” in this proxy statement, at a price of $3.30, subject to certain adjustments. The description and terms of the rights are set forth in a rights agreement, dated as of June 15, 2016, which we refer to as the “rights agreement” in this proxy statement, between Active Power and AST, as rights agent.
The stockholder rights plan is intended to protect stockholder value by attempting to preserve our ability to use our net operating losses and certain other tax assets, which we refer to as the “tax benefits” in this proxy statement, to reduce our future income tax liability. Our board of directors believes that it is in the best interests of our stockholders to ratify the stockholder rights plan.
Description of Stockholder Rights Plan
The following is a summary of the terms of the stockholder rights plan. The stockholder rights plan consist of a rights agreement and the exhibits thereto, a copy of which is included as Annex C to this proxy statement. The summary does not purport to be complete and is qualified in its entirety by reference to Annex C to this proxy statement.
The purpose of the rights agreement is to diminish the risk that Active Power’s ability to use its tax benefits to reduce potential future federal income tax obligations would become subject to limitations by reason of Active Power experiencing an “ownership change,” as defined in Section 382. A company generally experiences such an ownership change if the percentage of its stock owned by its “5-percent shareholders,” as defined in Section 382, increases by more than 50 percentage points over a rolling three-year period. The rights agreement is designed to reduce the likelihood that Active Power will experience an ownership change under Section 382 by (i) discouraging any person or group from becoming a stockholder of 4.99% or more of our common stock and (ii) discouraging any existing 4.99% stockholder from acquiring additional shares of our common stock.
The rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the rights agreement, have acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of Active Power’s outstanding shares of common stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person. Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Active Power common stock or are reportable for purposes of Regulation 13D of the Exchange Act, are treated as beneficial ownership of the number of shares of Active Power common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Active Power common stock are directly or indirectly held by counterparties to the derivatives contracts.
With respect to certificates representing shares of our common stock outstanding as of the rights record date, until the rights become exercisable, the rights will be evidenced by such certificates for shares of our common stock registered in the names of the holders thereof, and not by separate rights certificates, as described further below. With respect to book entry shares of our common stock outstanding as of the rights record date, until the rights become exercisable, the rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for our common stock. Until the earlier of the date the rights become exercisable and the expiration date of the rights, as described below, the transfer of any shares of our common stock outstanding on the rights record date will also constitute the transfer of the rights associated with such shares of our common stock. As soon as practicable after the rights become exercisable, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on that date, and such certificates alone will evidence the rights.
The rights will expire prior to the earliest of (i) June 15, 2019 or such later day as may be established by our board of directors prior to the expiration of the rights, provided that the extension is submitted to our stockholders for ratification at the next annual meeting of stockholders succeeding such extension; (ii) the time at which the rights are redeemed pursuant to the rights agreement; (iii) the time at which the rights are exchanged pursuant to the rights agreement; (iv) the time at which the rights are terminated upon the occurrence of certain transactions; (v) the close of business on the first day after our 2017 annual meeting of stockholders, if approval by our stockholders of the rights agreement has not been obtained on or prior to the close of business on the first day after our 2017 annual meeting of stockholders; (vi) the close of business on the effective date of the repeal of Section 382, if our board of directors determines that the rights agreement is no longer necessary or desirable for the preservation of the tax benefits; and (vii) the close of business on the first day of a taxable year to which our board of directors determines that no tax benefits are available to be carried forward.
Each share of preferred stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of our common stock. Each share of preferred stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of our common stock are converted or exchanged, each share of preferred stock will be entitled to receive 1,000 times the amount received per one share of our common stock.
The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the preferred stock, (ii) upon the grant to holders of the preferred stock of certain rights or warrants to subscribe for or purchase preferred stock or convertible securities at less than the then-current market price of the preferred stock or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in preferred stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding rights and the number of one one-thousandths of a share of preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.
In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, Active Power is acquired in a merger or other business combination transaction, or 50% or more of our assets or earning power are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the exercise price of the rights.
With certain exceptions, no adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price. No fractional shares of preferred stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of preferred stock, which may, at the election of Active Power, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the trading day immediately prior to the date of exercise.
At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of our common stock, our board of directors, at its option, may exchange each right (other than rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, at an exchange ratio of two shares of our common stock per outstanding right (subject to adjustment).
At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to certain adjustments). The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.
Immediately upon the action of our board of directors electing to redeem or exchange the rights, Active Power will make announcement thereof, and upon such election, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price thereof.

Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Active Power, including, without limitation, the right to vote or to receive dividends.
Our board of directors may amend or supplement the rights agreement without the approval of any holders of rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions or (d) make additional changes to the rights agreement that our board of directors deems necessary or desirable. However, from and after any person or group of affiliated or associated persons becomes an Acquiring Person, the rights agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of rights. In connection with the execution of the acquisition agreement, our board of directors, under its authority to interpret the rights agreement and make determinations necessary for the administration of the stockholder right plan, confirmed that Langley would not become an Acquiring Person upon the execution of the acquisition agreement and the consummation of the acquisition and that the execution of the acquisition agreement and the consummation of the acquisition does not meet the requirements of an event of termination of the rights agreement.
The stockholder rights plan proposal requires the affirmative vote of the holders of a majority of the shares of Active Power common stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the approval of the stockholder rights plan proposal and shares not in attendance will have no effect on the outcome of any vote on the stockholder rights plan proposal.
The Active Power board of directors unanimously recommends that Active Power stockholders vote “FOR” the stockholder rights plan proposal.
PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
Active Power stockholders are being asked to approve the adjournment proposal, providing for the adjournment of the special meeting if necessary or appropriate in the view of the Active Power board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the acquisition agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by Active Power stockholders prior to the special meeting, or otherwise with the consent of Langley.
In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to another time and place. If Active Power stockholders approve the adjournment proposal, we could adjourn the special meeting in any of the circumstances described above, and any adjourned session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the acquisition proposal, including the solicitation of proxies from holders of Active Power common stock that have previously voted against the acquisition proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the acquisition proposal, we could adjourn the special meeting without a vote on the acquisition proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the acquisition agreement.
The Active Power board of directors believes that if the number of shares of Active Power common stock present in person or represented at the special meeting and voting in favor of the acquisition proposal is not sufficient to approve the acquisition agreement, it is in the best interests of the holders of Active Power common stock to enable the board to continue to seek to obtain a sufficient number of additional votes to approve the acquisition agreement.
The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the acquisition agreement. Accordingly, you may vote to approve the proposal to approve the acquisition agreement and vote not to approve the adjournment proposal and vice versa. The adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Active Power common stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will not be counted as votes either

“FOR” or “AGAINST” the approval of the adjournment proposal and shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.
If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.
The Active Power board of directors unanimously recommends that Active Power stockholders vote “FOR” the adjournment proposal.
MARKET PRICE OF ACTIVE POWER COMMON STOCK AND DIVIDEND INFORMATION
Our common stock trades on the NASDAQ under the symbol “ACPW.” As of October 10, 2016, there were 23,125,154 shares of our common stock outstanding, held by approximately 56 stockholders of record.
The following table sets forth the high and low reported closing sale prices for our common stock for the periods shown as reported on the NASDAQ and the dividends declared per share in the periods shown.
The following table sets forth the high and low reported closing sale prices for our common stock for the periods shown as reported on the NASDAQ and the dividends declared per share in the periods shown.

	Common Stock		Dividends Declared
	High	Low	Regular Dividends	Special Dividends
Fiscal Year Ended December 31, 2016
First Quarter	$1.38	$0.87	—	—
Second Quarter	1.05	0.39	—	—
Third Quarter	0.43	0.29	—	—
Fourth Quarter (as of October 14, 2016)	0.31	0.21	—	—

Fiscal Year Ended December 31, 2015
First Quarter	$2.60	$1.72	—	—
Second Quarter	2.48	1.94	—	—
Third Quarter	2.12	1.59	—	—
Fourth Quarter	1.74	1.16	—	—

Fiscal Year Ended December 31, 2014
First Quarter	$3.67	$3.15	—	—
Second Quarter	3.40	2.63	—	—
Third Quarter	1.79	1.88	—	—
Fourth Quarter	2.00	1.63	—	—

On September 29, 2016, the last trading day before we publicly announced the execution of the acquisition agreement, the high and low sale prices for our common stock as reported on the NASDAQ were $0.32 and $0.34 per share, respectively, and the closing sale price on that date was $0.325. On October 14, 2016, the last trading day before the date of this proxy statement, the high and low sale prices for our common stock as reported on the NASDAQ were $0.2518 and $0.34 per share, respectively, and the closing price on that date was $0.3068. As of the record date, Active Power had 23,125,154 shares of Active Power common stock issued and outstanding and Active Power had approximately 56 holders of record.
No cash dividends were paid on our common stock during fiscal year 2016, 2015 or 2014. Our ability to pay future cash dividends will depend upon, among other things, our earnings, anticipated expansions, capital requirements, compliance with limitations under our revolving credit facility, and our financial condition.

Furthermore, under the terms of the acquisition agreement, Active Power is generally prohibited from declaring, authorizing, making or paying any dividend or distribution. We do not expect to pay cash dividends in the foreseeable future.
STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE ACQUISITION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of the record date, concerning “beneficial” ownership of our common stock, as that term is defined in the rules and regulations of the SEC, by: (i) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director; (iii) each “named executive officer,” as that term is defined in Item 402(a)(3) of SEC Regulation S–K; and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested options that are immediately exercisable or exercisable within sixty (60) days, restricted stock units and shares of Active Power restricted stock. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 23,125,154 shares outstanding as of the record date. Also, unless otherwise noted, the business address for each person is c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Mark A. Ascolese	421,531	*
James A. Powers	171,812	*
Robert S. Greenberg	114,260	*
Peter Gross	37,500	*
James E. J. deVenny III	157,000	*
Daryl Dulaney	40,000	*
T. Patrick Kelly	100,000	*
Steven Sams	117,026	*
Stephen Clearman (inclusive of shares held by Kinderhook Partners, L.P.)	3,530,597	15.3%

All current directors and executives as a group (9 persons)	4,689,906	20.3%

Other 5% stockholders:
Kinderhook Partners, L.P. (inclusive of shares held by Stephen Clearman)	3,526,597	15.3%
Joshua Ruch	1,286,429	5.6%
* Less than one percent of the outstanding common stock.
Notes Regarding Beneficial Ownership Table:

Mark A. Ascolese. Includes 45,400 shares of outstanding common stock held directly, 8,631 shares held indirectly, and 367,500 shares of common stock issuable upon exercise of options within 60 days of the record date. Does not include 422,500 shares of common stock issuable upon exercise of options that will become exercisable upon the cosing of the acquisition.
James A. Powers. Includes 14,000 shares of outstanding common stock held indirectly and 157,812 shares of common stock issuable upon exercise of options within 60 days of the record date. Does not include 197,188 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.
Robert S. Greenberg. Includes 33,260 shares of outstanding common stock held directly and 81,000 shares of common stock issuable upon exercise of options within 60 days of the record date. Does not include 30,000 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.

Peter Gross. Includes 37,500 shares of common stock issuable upon exercise of options within 60 days of the record date. Does not include 30,000 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.
James E. J. deVenny III. Includes 69,000 shares held of record indirectly by JD Investments Defined Benefit Plan, 4,000 shares held jointly with his spouse, and 84,000 shares of common stock issuable upon exercise of options within 60 days of the record date. Does not include 30,000 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.
Daryl Dulaney. Includes 40,000 shares of outstanding common stock held directly. Does not include 45,000 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.
T. Patrick Kelly. Includes 41,000 shares held jointly with his spouse, and 59,000 shares of common stock issuable upon exercise of options within 60 days of the record date. Does not include 30,000 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.
Steven Sams. Includes 113,406 shares of outstanding common stock held directly and 3,800 shares held by his spouse. Does not include 45,000 shares of common stock issuable upon exercise of options that will become exercisable upon the closing of the acquisition.
Stephen J. Clearman. Consists of 3,526,597 shares of common stock held of record by Kinderhook Partners, LP (“Kinderhook”) and 4,000 shares of outstanding common stock held by Mr. Clearman. Mr. Clearman agreed to remit any proceeds from the sale of the 4,000 shares to Kinderhook. Accordingly, Mr. Clearman disclaims beneficial ownership of all shares except to the extent of his pecuniary interest, if any, therein.
All current directors and executive officers as a group. Includes 3,899,094 shares of outstanding common stock and 786,812 shares of common stock issuable upon exercise of options within 60 days after the record date.
Kinderhook Partners, LP. Based on a Schedule 13D/A filed with the SEC on February 26, 2013, reported that it had shared voting power and shared dispositive power with Kinderhook GP, LLC, Kinderhook Partners, LLC, Stephen J. Clearman, and Tushar Shah over 3,526,597 shares of common stock as of January 3, 2013, and that each reporting person’s address was 2 Executive Drive, Suite 585, Fort Lee, NJ 07024. Mr. Clearman is the chief principal at Kinderhook Partners, LP and therefore his total shares shown also include the shares of Kinderhook Partners, L.P.
Joshua Ruch. Pursuant to a Schedule 13G/A filed with the SEC on February 5, 2013, Mr. Ruch reported that, as Managing Member of Atlas Capital Holding L.L.C., in its capacity as general partner of Pinnacle Management Partners L.P., he had that he had sole voting power and sole dispositive power over 1,286,429 shares of common stock as of February 5, 2013. Mr. Ruch is a citizen of the United States and of the Republic of South Africa. Each reporting person’s business address is 4 Dune Road, East Quogue, New York 11942.
OTHER MATTERS
As of the date of this proxy statement the Active Power board of directors has not received notice of any stockholder proposals and does not intend to propose any other matters for stockholder action at the special meeting other than as described in the this proxy statement. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

FUTURE STOCKHOLDER PROPOSALS
If the acquisition is completed, and we terminate our reporting obligations under the Exchange Act, we will not be required to hold public annual stockholders meetings. However, if the acquisition is not completed or if Active Power is otherwise required to do so under applicable law, we will hold a 2017 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to Active Power as set forth below.
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for our 2016 annual meeting was November 16,2016. Stockholder proposals that are intended to be presented at our 2017 annual meeting, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, or nominations of a candidate for election as a director, must be delivered to us in accordance with our bylaws not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by a Stockholder must be delivered not earlier than the one-hundred and twentieth (120th) day prior to the annual meeting and not later than the tenth (10th) day following the day on which we first publicly announce the date of the meeting. All notices must be delivered to our Corporate Secretary at 2128 W. Braker Lane, BK 12, Austin, Texas 78758. Provided we do not change our meeting date, the submission period for notices of stockholder proposals (other than stockholder proposals submitted pursuant to Rule 14a‑8) and director nominations will extend from October 2, 2016, to November 1, 2016. As of the date of this proxy statement, the Active Power board of directors has not received notice of any stockholder proposals for the 2017 annual meeting.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any Stockholder or a representative of a Stockholder as so designated in writing.
Stockholders may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC‑0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at www.sec.gov. In addition, Stockholders may obtain free copies of the documents filed with the SEC by Active Power through the Investor Relations section of our website, and the “SEC Filings” tab therein. The website address is www.activepower.com. The information on our website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Corporate Secretary at Active Power, 2128 W. Braker Lane, BK 12, Austin, Texas 78758, Attn: Corporate Secretary, or by calling the Corporate Secretary at (512) 836-6464.
A list of stockholders will be available for inspection by stockholders of record at our executive offices at 2128 W. Braker Lane, BK 12, Austin, Texas 78758 during ordinary business hours for ten (10) days prior to the date of the special meeting and will be available for review at the special meeting or any adjournment or postponement thereof.
The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.
We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8‑K furnished pursuant to Item 2.02 or Item 7.01 of Form 8‑K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:
•    our Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016;
•    our Quarterly Report on Form 10‑Q for the quarterly period ended March 31, 2016, filed with the SEC on April 26, 2016, and our Quarterly Report on Form 10‑Q for the quarterly period ended June 30, 2016, filed with the SEC on July 26, 2016;
•    our Annual Meeting Proxy Statement filed with the SEC on March 16, 2016; and
•    our Current Reports on Form 8‑K filed with the SEC on April 26, 2016, June 14, 2016, June 17, 2016, July 26, 2016 and September 30, 2016.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one (1) business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:
Active Power, Inc.
Attention: Corporate Secretary
2128 W. Braker Lane, BK 12
Austin, Texas 78758
Telephone number: (512) 836-6464
You may also obtain documents incorporated by reference by requesting them by telephone from Alliance, our proxy solicitation firm, toll free at (855) 928-4492. Documents should be requested by Wednesday, November 9,, 2016 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.
This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Active Power since the date of this proxy statement or that the information herein is correct as of any later date.
Langley and Buyer have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Langley and Buyer.
Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated October 17, 2016. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

ANNEX A
ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement is entered into on September 29, 2016 (the “Execution Date”) by and among Active Power, Inc., a Delaware corporation (the “Seller”), Piller USA, Inc., a Delaware corporation (the “Buyer”), and Langley Holdings plc, a United Kingdom public limited company (“Parent”). Capitalized terms used and not otherwise defined in this Agreement have the meaning given them in part 7.
Recitals:
The Seller is engaged in the business of designing, manufacturing, selling, and servicing flywheel-based uninterruptible power supply products and modular infrastructure solutions (the “Business”). The Buyer is a wholly owned subsidiary of Parent. The Seller desires to sell and assign to the Buyer, and the Buyer desires to purchase and assume from the Seller, substantially all of the assets and liabilities related to the Business, on and subject to the terms and conditions of this Agreement.
The parties agree as follows:

1. Basic Transaction.
1.1    Purchase and Sale of Assets. The Seller agrees to sell, transfer, convey, and deliver to the Buyer, and the Buyer agrees to purchase from the Seller, subject to the terms and conditions set forth herein, all of the Acquired Assets at the Closing for the consideration specified in paragraphs 1.2 and 1.3. The Seller shall retain, and the Buyer shall not acquire any rights with respect to, the Retained Assets. The Excess Cash to be included in the Retained Assets as of the Closing shall be calculated pursuant to the Preliminary Balance Sheet, and will be subject to adjustment in accordance with paragraph 1.6.
1.2    Assumption of Liabilities. Pursuant and subject to the terms and conditions set forth herein, the Buyer agrees (i) to assume and become responsible from and after the Closing for all of the Assumed Liabilities, and (ii) that at the Closing the Buyer shall pay off the SVB Loans in full, as set forth in a payoff letter from SVB to be provided by the Seller at least three days prior to the Closing. The parties agree that the amount of such payments to SVB will be included in Assumed Liabilities for purposes of the preparation of the Closing Balance Sheet. The Buyer is not assuming and shall not assume any of the Seller’s liabilities, contingent or otherwise, whether now threatened or pending, other than the Assumed Liabilities. The Seller shall retain, and the Buyer shall not assume or have any responsibility with respect to, the Retained Liabilities.
1.3    Purchase Price. In addition to assuming the Assumed Liabilities, the Buyer agrees to pay to the Seller at the Closing $1.00 (together with the Assumed Liabilities, the “Purchase Price”), by delivery of $1.00 in cash payable by check or wire transfer of immediately available funds.
1.4.    The Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of DuBois Bryant and Campbell, LLP, 303 Colorado, Suite 2300, Austin, Texas, commencing at 10:00 a.m., Austin, Texas time, on the earlier to occur of (i) the second Business Day after the satisfaction or (to the extent permitted by applicable law) the waiver of the conditions set forth in part 5 (other than those conditions that by their terms are to be satisfied at the Closing), or (ii) at such other place time or date as agreed to by the parties hereto.
1.5    Deliveries at the Closing.
(a)    At the Closing, the Seller shall execute and deliver to the Buyer (i) a Preliminary Balance Sheet Certificate in substantially the form of Exhibit 1.5(a)(i), which shall include the Preliminary Balance Sheet and a statement setting forth the Net Assets as reflected on the Preliminary Balance Sheet (the “Preliminary Balance Sheet

A‑1

Certificate”), (ii) the Bill of Sale, Assignment and Assumption Agreement in substantially the form of Exhibit 1.5(a)(ii) (the “Bill of Sale”), (iii) an Assignment, Assumption and Consent Agreement in substantially the form of Exhibit 1.5(a)(iii) with respect to each third party consent required to transfer the Acquired Assets to the Buyer (the “Third Party Consents”), (iv) the Intellectual Property Assignment Agreement in substantially the form of Exhibit 1.5(a)(iv) (the “IP Assignment Agreement”), (v) the Stock Powers in substantially the form of Exhibit 1.5(a)(v); and the Seller Closing Certificate and the other certificates, instruments and documents specified in paragraph 5.1.
(b)    At the Closing, the Buyer shall execute and deliver to the Seller (i) the Bill of Sale, (ii) the Third Party Consents, (iii) the IP Assignment Agreement; and the Buyer Closing Certificate and the other certificates, instruments and documents specified in paragraph 5.2.
1.6    Post-Closing Adjustment.
(a)    As promptly as practicable (and in any event within 30 days) after the Closing, the Buyer shall prepare the Closing Balance Sheet. Upon the completion of the Closing Balance Sheet, the Buyer shall execute and deliver to the Seller a Closing Balance Sheet Certificate in substantially the form of the Preliminary Balance Sheet Certificate, which shall include the Closing Balance Sheet and a statement setting forth the Net Assets as reflected on the Closing Balance Sheet (the “Closing Balance Sheet Certificate”).
(b)    If the Closing Balance Sheet results in a reduction in the amount of Net Assets delivered at Closing (the “Deficiency Amount”), the Seller shall promptly pay the Deficiency Amount to the Buyer, provided that in no event shall the Seller be obligated to pay any Deficiency Amount in excess of the amount of Excess Cash retained by the Seller at the Closing.
(c)    In the event that the Seller disputes the calculation of the Net Assets as reflected on the Closing Balance Sheet Certificate, it shall notify the Buyer in writing (the “Dispute Notice”) of the amount, nature and basis of such dispute within 30 days after delivery of the Closing Balance Sheet by the Buyer. In the event of a dispute, the Buyer and the Seller will first use their best efforts to resolve such dispute among themselves. If they are unable to resolve such dispute within 20 days after delivery of the Dispute Notice, the dispute will be submitted to an independent public accounting firm mutually acceptable to the Buyer and the Seller, who will review the nature of the dispute; provided that if Buyer and Seller are unable to agree upon the accounting firm, the accounting firm to resolve the dispute shall be the Austin office of Ernst & Young LLP or another accounting firm mutually agreeable to the parties (the “Independent Accounting Firm”). The Independent Accounting Firm shall submit in writing to the Seller and the Buyer within 30 days after being notified of its selection a ruling on all matters in dispute. The determination of the Independent Accounting Firm as to the resolution of any dispute will be binding and conclusive upon all of the parties hereto and will not be subject to collateral attack. All determinations pursuant to this paragraph 1.6 must be in writing and must be delivered to each of the Buyer and the Seller. The fees and disbursements of the Independent Accounting Firm will be borne equally by Seller and Buyer. The Buyer and the Seller each agree to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter.
1.7    Purchase Price Allocation. Within 30 days after the Closing Date, the Buyer shall deliver a schedule allocating the Purchase Price (including the Assumed Liabilities) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless the Seller notifies the Buyer in writing that Buyer objects to one or more items reflected in the Allocation Schedule within ten days after delivery of the Allocation Schedule to Seller. In the event of any such objection, the Seller and the Buyer shall negotiate in good faith to resolve such dispute; provided that if the Seller and the Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 20 days after the delivery of the Allocation Schedule to the Seller, such dispute shall be resolved by the Independent Accounting Firm in accordance with the provisions of paragraph 1.6. Seller and Buyer agree to file their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule.

2. Representations and Warranties of the Seller.

A‑2

The Seller represents and warrants to the Buyer that the statements contained in this part 2 are correct and complete as of the Execution Date and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Execution Date throughout this part 2), except as set forth in the disclosure schedule attached to this Agreement (the “Seller Disclosure Schedule”). The Seller Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered paragraphs contained in this part 2.
2.1    Organization: Subsidiaries. Each of the Seller and the Subsidiaries is a corporation or legal entity duly organized or formed, validly existing, and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation, organization or formation and is duly qualified or licensed as a foreign entity to conduct its business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not constitute, individually or in the aggregate, a Material Adverse Effect.
2.2    Authorization of Transaction.

(a)    The Seller has all necessary corporate power and authority to execute and deliver this Agreement and each of the other agreements and other documents contemplated in this Agreement to which it is bound (the “Other Seller Documents”), and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the Other Seller Documents, subject to obtaining, at the Stockholders’ Meeting (as defined below), the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of the Seller’s common stock entitled to vote thereon at the Stockholders’ Meeting in favor of the approval of this Agreement and the transactions contemplated hereby (the “Requisite Stockholder Approval”).  The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the receipt of the Requisite Stockholder Approval).  This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b)    The board of directors of the Seller, by resolutions adopted at a meeting duly called and held, has, subject to the terms and conditions of this Agreement, (i) determined that this Agreement and the other transactions contemplated by this Agreement are advisable and in the best interests of the Seller, (ii) approved and adopted this Agreement, (iii) approved the transactions contemplated by this Agreement and (iv) resolved to recommend that the stockholders of the Seller approve this Agreement (the “Seller Board Recommendation”) and directed that such matter be submitted for the consideration of the stockholders of the Seller at the Stockholders’ Meeting.
2.3    Noncontravention. Neither the execution and the delivery of this Agreement or of any of the Other Seller Documents, nor the consummation of the transactions contemplated in this Agreement or any of the Other Seller Documents, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the certificate of incorporation or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of their respective assets). The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, including, without limitation, any government or governmental agency, in order for the parties to consummate the transactions contemplated in this Agreement or any of the Other Seller Documents, except for (i) the Requisite Stockholder Approval, (ii) the filing with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) any filings required under the rules of NASDAQ, and (vii) such other consents,

A‑3

approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not constitute, individually or in the aggregate, a Material Adverse Effect.
2.4    Brokers’ Fees. Neither the Seller nor any of its Subsidiaries, agents or affiliates, is subject to or has any Liabilities to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated in this Agreement or any of the Other Seller Documents for which the Buyer could become liable or obligated.
2.5    Title to Assets. The Seller has good and marketable title to or a valid leasehold interest in all of the Acquired Assets, free and clear of any Security Interest and restriction on transfer, other than the Security Interest of SVB on substantially all of the Seller’s assets related to the SVB Loans. Immediately after the Closing, the Buyer will have good and marketable title to or a valid leasehold interest in all of the Acquired Assets, free and clear of any Security Interest and restriction on transfer. Promptly following the Execution Date, the Seller will deliver to the Buyer or its representative true, complete and correct copies of all leases to which the Seller is a party or by which it is affected of personal property and real property. All such leases are valid, subsisting and effective in accordance with their terms and, with respect to leases of real property, create valid leasehold interests therein; and there does not exist thereunder any default by the Seller or event or condition which, after notice or lapse of time or both, would constitute a default by the Seller thereunder. Each such lease under which the lessor is an officer, director or stockholder of the Seller, or an Affiliate of any such person, will be so identified to the Buyer in writing and is on terms not less favorable to the Seller than if made with an independent third party.
2.6    Subsidiaries. Section 2.6 of the Seller Disclosure Schedule sets forth a list of all the subsidiaries of the Seller (the “Subsidiaries”). As of the Execution Date, the Seller does not, directly or indirectly, own any capital stock or other equity interest in any Person other than the Subsidiaries.
2.7    Seller SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)    Since January 1, 2015, the Seller has filed with the SEC all forms, documents and reports required under the Securities Exchange Act or the Securities Act to be filed or furnished by the Seller with the SEC (the forms, documents, and reports filed with the SEC, including any amendments thereto since the date of their filing, the “Seller SEC Documents”).  As of their respective filing dates, or, if amended or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the Seller SEC Documents (i) complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading, provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Seller to the SEC solely for the purposes of complying with Regulation FD promulgated under the Securities Exchange Act.  The Seller has made available to Parent and the Buyer copies of all comment letters received by the Seller from the SEC since January 1, 2015 and relating to the Seller SEC Documents, together with all written responses of the Seller thereto.  As of the Execution Date, to the Knowledge of the Seller, (i) there are no outstanding or unresolved comments in such comment letters received by the Seller from the SEC and (ii) none of the Seller SEC Documents is the subject of any ongoing review by the SEC.  None of the Seller’s Subsidiaries is, or since January 1, 2015 has been, required to file periodic reports with the SEC pursuant to the Securities Exchange Act.

(b)    The consolidated financial statements (including all related notes and schedules) of the Seller included in the Seller’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Seller’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016 (the “Financial Statements”) fairly present in all material respects the consolidated financial position of the Seller and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations, consolidated cash flows and (except in the case of the Seller’s Quarterly Report filings with the SEC on Form 10-Q) changes in stockholders’ equity for the respective periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, for normal year-end audit adjustments and for any other adjustments described therein, including in any notes thereto) in conformity with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q or other rules and regulations

A‑4

of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c)    Since January 1, 2015, (i) neither the Seller nor any of its Subsidiaries has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Seller or any of its Subsidiaries or their respective internal accounting controls, and (ii) to the Knowledge of the Seller, no attorney representing the Seller or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Seller or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Seller’s board of directors or any committee thereof pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002, as amended.
(d)    The Seller has no Liabilities (and there is no Basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of or in any notes to, the Seller’s balance sheet included in the Seller’s Quarterly Reports on Form 10-Q for the period ended June 30, 2016 (the “Pre-Closing Balance Sheet”) or the Seller’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and (ii) Liabilities that have arisen after the date of the Pre-Closing Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).
2.8    Events Subsequent to Pre-Closing Balance Sheet. Since the date of the Pre-Closing Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Seller and each of its Subsidiaries has been conducted in the Ordinary Course of Business and there has not been or occurred:
(a)    any Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or
(b)    any event, condition, action or effect that, if taken during the period from the date of this Agreement through Closing, would constitute a breach of paragraph 4.3.
2.9    Legal Compliance. Each of the Seller and its Subsidiaries and Affiliates has complied with all applicable laws (including associated rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges) of federal, state, local, and foreign governments (and all agencies of such governments), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. The Seller is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the Business and which could reasonably be expected to have a Material Adverse Effect.
2.11    Tax Matters.
(a)    The Seller has filed all Tax Returns that it was required to file on or before the date such Tax Returns were required to be filed. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests in or on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.
(b)    The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
(c)    No director or officer (or employee responsible for Tax matters) of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim

A‑5

concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the directors or officers (or employees responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority.
(d)    The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(e)    The unpaid Taxes of the Seller (A) did not, as of the date of the Pre-Closing Balance Sheet, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face and/or in any notes to the Pre-Closing Balance Sheet, and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing their Tax Returns.
(f)    The Seller and the Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Tax, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.
2.12    No Other Agreements to Sell the Acquired Assets. Neither the Seller nor any of the Seller’s officers, directors, stockholders or Affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Acquired Assets (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of the Seller or to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Seller.
2.13    Books and Records . The Seller has made and kept (and given the Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Seller. Promptly following the Execution Date, the Seller will deliver to the Buyer or its representative true and complete copies of the minute books of the Seller. Such minute books will accurately and adequately reflect all action previously taken by the stockholders, board of directors and committees of the board of directors of the Seller.
2.14    Bulk Sales. The Seller shall comply with all of the requirements of applicable bulk sales and bulk transfer laws.
2.15    Solvency. No insolvency proceedings of any nature, including without limitation, bankruptcy, receivership, reorganization, composition, arrangement with creditors, voluntary or involuntary, affecting the Seller are pending, and the Seller has not made an assignment for the benefit of creditors, nor has any person taken any action with a view to the institution of any insolvency proceedings.
2.16    Judgments. The Seller is not a party to or subject to any judgment, order or decree entered in any action or proceeding brought by any federal, state, municipal, foreign or other governmental department or agency or any other party against the Seller or any of its property.
2.17    Litigation. There are no claims, actions, suits demands or other proceedings or investigations, either administrative or judicial, pending or, to the Seller’s Knowledge, threatened against or adversely affecting the Seller or any of its property or the transactions contemplated hereby. The Seller is not charged with or, to the Seller’s Knowledge, threatened with a charge of violation, or under investigation with respect to a possible violation, of any

A‑6

provision of any federal, state, local or foreign law, statute, ordinance, administrative ruling, rule or regulation relating to any aspect of the Business.
2.18    Licenses and Rights. The Seller possess all franchises, licenses, permits and other authorizations from federal, state, local, foreign and other governmental or regulatory authorities that are necessary to permit it to operate or otherwise transact the Business at all locations and places where it has operated or otherwise transacted business or is presently operating or otherwise transacting business, and the Seller is not in violation of any of the same.
2.19    Contracts. Promptly following the Execution Date, the Seller will deliver to the Buyer or its representative a true and complete list of each current written contract to which it is a party involving sales in excess of $50,000. No breach of a material contract or any default (or event which with the passage of time or the giving of notice or both would become a default or breach of contract) exists in the performance of any obligation of the Seller under the terms of any such contract, commitment, agreement, indenture, mortgage, lien, instrument, plan, franchise, permit or license to which it is a party or by which it or any of its assets are bound, and the consummation of the transactions contemplated by this Agreement will not result in such a breach or default.
2.20    Intellectual Property. Paragraph 2.20 of the Seller Disclosure Schedule sets forth a true and correct list of all registered Intellectual Property of the Seller. During the five (5) year period preceding the Execution Date, the Seller has not been charged with infringement or violation of any patent, trademark, trade name or copyright held by others, or with any other kind of unfair competition. To the Seller’s Knowledge, there are no patent claims pending against the Seller on equipment or processes used in the Business. To the Seller’s Knowledge, the Seller is not using, or in any way making use of, any material patentable or unpatentable inventions or any material confidential information or trade secrets of any former employer of any present or past employee of the Seller, except pursuant to the written consent of such former employer.
2.21    Warranty Claims. Promptly following the Execution Date, the Seller will deliver to the Buyer or its representative a true and correct listing of each warranty claim against the Seller made during the past two (2) years as well as each warranty claim made more than two (2) years ago which remain outstanding against the Seller on the Effective Date, in each case involving in excess of $20,000. To the Seller’s Knowledge, the terms of all warranties given by the Seller, or by which it is bound, impose no greater obligations on the Seller’s part than are customary in the industry of which the Business is a part. No event or condition has occurred which could reasonably be expected to result in any increase, compared to the Seller’s experience during such period, in the number of warranty claims that may be made after the date hereof.
2.22    Environmental Matters. The Seller has all environmental permits or licenses necessary to conduct the Business as presently conducted. The Seller has not delivered any reports to any federal, state, local and foreign environmental agencies for the past two (2) years regarding environmental matters. The Seller has not has received any notice of environmental violations. The Seller has not conducted, or currently operates, surface impoundments, incinerators, landfills, tanks, waste piles or deep well injection systems for the treatment, storage or disposal of hazardous or solid wastes, and none has been conducted by others, on the Leased Premises. The Seller has not transported any hazardous wastes, or entered into a contract or agreement, or otherwise arranged, for the transportation of any such hazardous waste, for disposal or treatment at an off-site treatment, storage or disposal facility, except in compliance with applicable laws. There is no pending or, to the Seller’s Knowledge, threatened litigation by governmental agencies or citizens groups concerning any alleged violation of environmental laws or regulations by the Seller. There are no claims or, to the Seller’s Knowledge, potential claims resulting from any requirements, liabilities or claims, to remedy or cleanup, or resulting from the placement or discharge from the Seller’s facilities or on the Leased Premises prior to the Closing Date, of hazardous waste, solid wastes, wastewater or process water, whether required by a statute, order or regulation of a governmental agency or a private claim.
2.23    Employee Plans. Promptly following the Execution Date, the Seller will deliver to the Buyer or its representative a true and correct description of all Employee Plans maintained by the Seller or any ERISA Affiliate of the Seller. There are no actions, suits or claims directly or indirectly pending (other than routine claims for benefits) or, to the Knowledge of the Seller, threatened against the Employee Plans, the assets of the Employee Plans, any fiduciary of the Employee Plans, or the Seller. The Employee Plans, the fiduciaries and administrators of the Employee

A‑7

Plans, and all ERISA Affiliates have at all times complied with applicable requirements of ERISA and any other applicable law. No trust associated with the Employee Plans has earned any “unrelated business taxable income” (as such term is defined in Section 512 of the Internal Revenue Code and the regulations thereunder) or “unrelated debt financed income” (as such term is defined in Section 514 of the Internal Revenue Code and regulations thereunder). All contributions required to be made to and all other liability of the Seller under the Employee Plans for the periods covered by the Financial Statements shall have been set forth on the appropriate Financial Statement in accordance with generally accepted accounting principles.
2.24    Disclosure. No representations or warranties by the Seller contained in this Agreement or any document, instrument or certificate delivered by the Seller as a part of or pursuant to this Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.
2.25    No Sales or Transfer Tax Due. There are no sales, use, transfer or other similar taxes due as a result of or arising out of the transactions contemplated by this Agreement.
3. Representations and Warranties of Parent and the Buyer.
Parent and the Buyer, jointly and severally, represents and warrants to the Seller that the statements contained in this part 3 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Execution Date throughout this part 3).
3.1    Organization. Parent is a public limited company duly organized, validly existing, and in good standing under the laws of the United Kingdom. The Seller is a corporation or legal entity duly organized or formed, validly existing, and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation, organization or formation.
3.2    Authorization of Transaction. Each of the Buyer and Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations under this Agreement and each of the other agreements contemplated in this Agreement to which it is bound (the “Other Buyer Documents”). This Agreement and the Other Buyer Documents constitute the valid and legally binding obligations of the Buyer and Parent, as applicable, enforceable in accordance with their terms and conditions.
3.3    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement or the Other Buyer Documents, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or Parent is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or Parent is a party or by which it is bound or to which any of its assets is subject. Neither the Buyer nor Parent is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated in this Agreement or the Buyer Documents.
3.4    Financial Capabilities. The Buyer is financially capable of carrying out its financial obligations under this Agreement, including, without limitation, the payment of the Purchase Price and the satisfaction of the Assumed Liabilities, and to conduct the Business after the Closing. Neither the Buyer nor Parent is insolvent. No insolvency proceedings of any nature, including without limitation, bankruptcy, receivership, reorganization, composition, arrangement with creditors, voluntary or involuntary, affecting the Buyer or Parent are pending, and neither the Buyer nor Parent has made an assignment for the benefit of creditors, nor, to its Knowledge, has any person taken any action with a view to the institution of any insolvency proceedings.

A‑8

3.5    Brokers’ Fees. Neither the Buyer nor Parent has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated in this or the Other Buyer Documents for which the Seller could become liable or obligated.
4. Certain Covenants.
4.1    General. Each of the parties shall use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated in this Agreement, the Other Seller Documents and the Other Buyer Documents (including satisfaction, but not waiver, of the closing conditions set forth in part 5).
4.2    Notices and Consents. The Seller shall give any notices to third parties, and the Seller shall obtain any third party consents, that are required to effectively transfer the Acquired Assets to the Buyer or that the Buyer reasonably may request in connection with the matters referred to in paragraph 2.3. If a third party whose consent is required to effectively transfer any Acquired Asset to the Buyer does not consent to such transfer on or prior to the Closing, and if the Buyer waives the receipt of such consent as a condition to the Closing (which waiver shall be at Buyer’s sole discretion), the Seller shall obtain such consent as soon as practicable after the Closing and, until such consent is received, shall cooperate with the Buyer in order to provide the practicable benefits of such Acquired Asset to the Buyer from and after the Closing.
4.3    Operation of Business. Prior to the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (a) conduct the Business in the Ordinary Course of Business; (b) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business (c) not increase compensation, rate of compensation or commissions payable or to become payable to any of the Seller’s employees (including the Transferred Employees (as hereinafter defined)), consultants or agents, except in the Ordinary Course of Business or as required by applicable law; (d) not incur indebtedness or agree to incur any indebtedness other than trade payables incurred in the Ordinary Course of Business; or (e) not dispose of or agree to dispose of any assets other than in the Ordinary Course of Business.
4.4    Full Access. Prior to the Closing, the Seller shall permit representatives of the Buyer and Parent to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to all premises, properties, personnel, Books and Records (including Tax records), contracts, and documents of or pertaining to the Seller, the Business or the Acquired Assets. For the applicable limitations period under applicable law after the Closing, the Buyer shall permit representatives of the Seller to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Business to all premises, properties, personnel, Books and Records (including Tax records), contracts, and documents of or pertaining to the conduct of the Business prior to the Closing or the Acquired Assets.
4.5    Notice of Developments. Each party shall give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in parts 2 and 3, respectively. No disclosure by any party pursuant to this paragraph 4.5, however, shall be deemed to amend or supplement the Seller Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.
4.6    Employees and Employee Plans. Prior to the Closing, the Buyer shall offer employment to all employees of the Seller, other than the Retained Employees (collectively, the “Transferred Employees”), upon the Closing. At the Closing, the Buyer shall assume and be responsible for all Employee Plans, including without limitation all accrued vacation, with respect to all of the Transferred Employees. The Seller will use its reasonable best efforts to assist the Buyer, at the Buyer’s sole expense, in hiring the Transferred Employees, but may not take any action to induce any Transferred Employee to leave the employ of the Buyer after the Closing.

A‑9

4.7    Use of Trade Name. At the Closing, the Seller shall take such action as reasonably may be necessary to discontinue the use of “Active Power” in its corporate name and to consent to the Buyer’s use of such name in each jurisdiction where the Seller currently conducts business and where it intends to conduct business.
4.8    Regarding Leased Premises. At the Closing, subject to the consent of the landlord, the Seller will assign to the Buyer, and the Buyer will assume from the Seller, the Seller’s lease for the Engineering Facility for the remaining term of such lease or the parties will enter into a sublease for the same on terms substantially similar to the prime lease. At the Closing the Buyer shall enter into a sublease of Headquarters Facility. The sublease of the Headquarters Facility will provide for a sublease by the Buyer of one third of the rentable space of the Headquarters Facility for the full remaining term of the prime lease and for a sublease of the balance of the rentable space for a term of twelve months, subject to early termination of the sublease of the balance of the rentable space if the Seller or the landlord finds another tenant willing and able to rent the space. The rent payable and other obligations of the Buyer thereunder shall be the same amount per square foot rented that is payable by the Seller under its prime lease of the Headquarters Facility.
4.9    Transitional Services. The Buyer will provide the Seller with appropriate transitional services reasonably requested by the Seller, including providing payroll, employee benefits and bookkeeping services, for six (6) months after the Closing and providing temporary office space for three (3) months after the Closing. After the Closing, the Buyer will promptly forward to the Seller all correspondence received by the Buyer related to any Retained Liabilities, and will provide the Seller with payroll, employee benefits and bookkeeping services reasonably requested by the Seller to address the related Retained Liabilities.
4.10    Proxy Statement; Stockholders’ Meeting.

(a)    Within ten (10) days following the date hereof, the Seller shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”).  The Proxy Statement shall include the Seller Board Recommendation with respect to this Agreement. The Seller shall promptly notify the Buyer and Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide the Buyer and Parent with copies of all correspondence between the Seller and its representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand.  Each of the parties hereto shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement.  The Seller shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder.  Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Seller shall provide the Buyer and Parent a reasonable opportunity to review and to propose comments on such document or response (which comments shall be provided promptly and be reasonably considered).

(b)    Each of the Buyer and Parent shall furnish to the Seller all information concerning the Buyer and Parent as may be reasonably requested by the Seller in connection with the Proxy Statement, including such information that is required by the Securities Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and cooperate with the Seller in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC).  Each of the Buyer and Parent will, upon request of the Seller, confirm and/or supplement the information relating to the Buyer or Parent, as the case may be, supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, such information shall not, to the Knowledge of Buyer or Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    The Seller shall, as promptly as practicable (and in any event within five (5) Business Days following the Proxy Statement Clearance Date), (x) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the approval of this Agreement (including any adjournment or postponement thereof,

A‑10

the “Stockholders’ Meeting”) and (y) mail to the holders of the Seller’s common stock as of the record date established for the Stockholders’ Meeting (such date, the “Proxy Date”) a Proxy Statement.  The Seller shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Seller, in its reasonable judgment and following consultation with the Buyer and Parent, shall determine the length of any period for the solicitation of proxies from its stockholders and, furthermore, that the Seller may postpone, recess or adjourn the Stockholders’ Meeting: (i) with the consent of the Buyer, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the Requisite Stockholder Approval or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure that the Seller’s board of directors has determined in good faith (after consultation with its outside legal counsel) is necessary or advisable under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Seller’s stockholders prior to the Stockholders’ Meeting.  Notwithstanding anything to the contrary in this paragraph 4.10(c), in no event shall the Stockholders’ Meeting take place after December 15, 2016 without the Buyer’s express written consent.  Once the Seller has established a record date for the Stockholders’ Meeting, the Seller shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of the Buyer, unless required to do so by applicable law or the Seller’s bylaws.  Unless the Seller’s board of directors determined in good faith that the failure to change its recommendation would reasonably be expected to breach its duties under applicable law (“Change in Recommendation”), the Seller shall use its reasonable best efforts to solicit proxies in favor of the approval of this Agreement and shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable laws and all rules of NASDAQ.

(d)    If at any time prior to the Closing Date any event or circumstance relating to the Seller, any of the Seller’s Subsidiaries, the Buyer or Parent, or their respective officers or directors, is discovered by the Seller or the Buyer, respectively, which, pursuant to the Securities Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other.  Each of the Buyer and the Seller agrees to correct any information provided by it for use in the Proxy Statement, which shall have become false or misleading.

4.11    Public Announcements. The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by the Buyer and the Seller.  The Buyer and Parent, on one hand, and the Seller, on the other hand, shall consult with each other before issuing, and, to the extent practicable, give each other a reasonable opportunity to review and comment on, any other press release or other public announcements with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law, court process or the rules and regulations of any national securities exchange or national securities quotation system.  Notwithstanding any other provision of this Agreement, (i) the Seller will no longer be required to consult with the Buyer or Parent in connection with any such press release or public announcement if the Seller’s board of directors has effected any Change in Recommendation or shall have resolved to do so and (ii) the requirements of this paragraph 4.11 shall not apply to any disclosure by the Seller, the Buyer or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement or the transactions contemplated by this Agreement.

5. Conditions to Obligation to Close.
5.1    Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:
(i)        the Requisite Stockholder Approval shall have been obtained;
(ii)    the representations and warranties set forth in part 2 above shall be true and correct at and as of the Closing Date;
(iii)    the Seller shall have performed and complied with all of its covenants under the Agreement required to be performed through the Closing;

A‑11

(iv)        the Seller shall have procured all of the third party consents referred to in paragraph 4.2;
(v)        no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would or could reasonably be expected to (A) prevent consummation of any of the transactions contemplated in this Agreement, (B) cause any of the transactions contemplated in this Agreement to be rescinded following consummation, and (C) affect adversely the right of the Buyer to own the Acquired Assets, or the Buyer’s ability to operate the Business after Closing (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
(vi)    the Seller shall have delivered to the Buyer a certificate in substantially the form of Exhibit 5.1(vi) (“Seller Closing Certificate”), stating that each of the conditions specified in items (i) through (v) above has been satisfied in all respects;
(vii)    the Seller and the Buyer shall have received all other authorizations, consents, and approvals necessary to consummate the transactions contemplated in this Agreement, including, without limitation, those of governments and governmental agencies and any other Persons referred to in paragraphs 2.3 and 3.3;
(viii)    the Buyer shall have received the other deliveries specified in paragraph 1.6(a); and
(ix)        all actions to be taken by the Seller in connection with consummation of the transactions contemplated in this Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated in this Agreement shall be satisfactory in form and substance to the Buyer.
The Buyer may waive any condition specified in this paragraph 5.1 if they execute and deliver a written notice to such effect to the Seller at or prior to the Closing.
5.2    Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:
(i)        the Requisite Stockholder Approval shall have been obtained;
(ii)    the representations and warranties set forth in part 4 shall be true and correct at and as of the Closing Date;
(iii)    the Buyer and Parent shall have each performed and complied with all of its covenants under the Agreement required to be performed through the Closing, including the repayment of the SVB Loans;
(iv)    no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated in this Agreement or (B) cause any of the transactions contemplated in this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
(v)    the Buyer shall have delivered to the Seller a certificate in substantially the form of Exhibit 5.2(v) (“Buyer Closing Certificate”), stating that each of the conditions specified in items (ii) through (iv) of paragraph 5.2 is satisfied in all respects;
(vi)    the Seller and the Buyer shall have received all other authorizations, consents, and approvals necessary to consummate the transactions contemplated in this Agreement, including, without

A‑12

limitation, those of governments and governmental agencies and any other Persons referred to in paragraphs 2.3 and 3.3;
(vii)    the Seller shall have received the other deliveries specified in paragraph 1.6(b); and
(viii)    all actions to be taken by the Buyer or Parent in connection with consummation of the transactions contemplated in this Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated in this Agreement shall be satisfactory in form and substance to the Seller.
The Seller may waive any condition specified in this paragraph 5.2 if it executes and delivers to the Buyer a written notice to such effect at or prior to the Closing.
6. Termination.
6.1    Termination of Agreement.
(a)    The Agreement may be terminated as follows:
(i)        the parties hereto may terminate this Agreement by mutual written consent at any time prior to the Closing;
(ii)        the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of five Business Days after the notice of breach or (B) the Buyer discovers during the course of its due diligence investigation any information, circumstance, fact or omission that it reasonably determines is likely, either by itself or when aggregated with any other information, circumstances, facts or omissions so discovered, to result in a Material Adverse Effect or (C) if the Closing shall not have occurred on or before December 31, 2016 (unless the failure results primarily from the Buyer or Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and
(iii)        the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer or Parent has breached any material representation, warranty, or covenant contained in this Agreement, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of five Business Days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2016 (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).
(b)    If any party terminates this Agreement pursuant to paragraph 6.1(a), all rights and obligations of the parties under this Agreement shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach).
7. Definitions.
“Acquired Assets” means all right, title, and interest in and to all of the assets of the Seller as set forth on the Closing Balance Sheet or otherwise used or useful in the conduct of the Business, including without limitation all of the (a) leaseholds and subleaseholds, and all related improvements, fixtures, and fittings, and easements, rights-of-way and other appurtenances to the Leased Premises, (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, other vehicles, trailers, tools and dies), (c) Intellectual Property (other than Retained Intellectual Property) and related goodwill, licenses and sublicenses granted and obtained with respect to Intellectual Property and related rights, remedies against infringements, and rights to protection of interests under the laws of all jurisdictions,

A‑13

(d) personal property leases, subleases, and related rights, (e) agreements, contracts, leases, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements and rights, (f) accounts, notes and other receivables, including receivables from Subsidiaries, (g) securities, including capital stock in Subsidiaries, (h) Cash (other than Excess Cash), claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials; provided, however, that the Acquired Assets shall not include the Retained Assets.
“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.
“Assumed Liabilities” means the Liabilities set forth on the Closing Balance Sheet or arising out of or relating to the Business or the Acquired Assets, including without limitation all of the (a) trade accounts payable of the Seller to third parties in connection with the Business that remain unpaid as of the Closing, (b) obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets, (c) obligations of Seller under manufacturer’s representation agreements to which the Seller is a party, (d) all obligations of the Seller under the Employee Plans and other arrangements with respect to any Transferred Employees, (e) any Liabilities relating to the SVB Loans and other funded debt, including overdrafts, (f) obligations for Taxes relating to the Business, the Acquired Assets or the Assumed Liabilities for any taxable period ending after the Closing, and (g) all other Liabilities arising out of or relating to Buyer’s ownership or operation of the Business and the Acquired Assets on or after Closing; provided, however that the Assumed Liabilities shall not include any of the Retained Liabilities.
“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.
“Books and Records” shall mean (a) all records and lists of the Seller and its Subsidiaries pertaining to the Acquired Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of the Seller and its Subsidiaries, (c) all product, business and marketing plans of the Seller and (d) all books, ledgers, subledgers, trial balances, files, reports, plans, drawings and operating records of every kind maintained by the Seller, but excluding the originals of the Seller’s minute books, stock books, tax returns and accounting ledgers (provided that the Buyer will be provided copies of tax returns and accounting records if it so requests).
“Business” has the meaning set forth in the initial recital of this Agreement.
“Business Day” means any day other than Saturday, Sunday or any day that state and federal banks in Austin, Texas are required or authorized to close.
“Buyer” has the meaning set forth in the initial paragraph of this Agreement.
“Cash” means cash and cash equivalents (including marketable securities and short term investments).
“Closing” has the meaning set forth in paragraph 1.4.
“Closing Balance Sheet” means the unaudited balance sheet of the Seller as of the close of Business on the date immediately preceding the Closing Date, prepared by an officer of the Buyer or a certified public accountant acting as agent for the Buyer, prepared in accordance with GAAP applied consistently in accordance with the Seller’s past practice, adjusted to eliminate Retained Assets and Retained Liabilities and any impact of applying accounting treatment to reflect the transactions contemplated by this Agreement, and certified by an officer of the Buyer as set forth in the Closing Balance Sheet Certificate.
“Closing Date” means the date on which the Closing occurs.

A‑14

“Code” means the Internal Revenue Code of 1986, as amended.
“Employee Plans” means all plans, programs, or funds currently maintained or maintained at any time by Seller or any ERISA Affiliate within the five-year period ending on the Closing Date which are “employee welfare benefit plans” within the meaning of Section 3(1) of ERISA or “employee pension benefit plans” within the meaning of Section 3(2) of ERISA, including any multiemployer plan within the meaning of Section 3(37) of ERISA.
“Engineering Facility” means the approximately 12,150 square feet of rentable space leased by the Seller located at 11525 Stonehollow Drive, Suite 135, Austin, Texas, leased pursuant to that certain Lease Agreement dated March 12, 1996, as amended, between the Seller, as tenant, and TR Stonehollow Corp., as landlord.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business, which is treated as a single employer with the Seller under Code Section 414 or under Title IV of ERISA.
“Excess Cash” means the amount of Cash, if any, of the Seller that exceeds the amount of Cash required to be included in the Acquired Assets in order for the amount of Net Assets to equal the Threshold Amount.
“Execution Date” has the meaning set forth in the initial paragraph of this Agreement.
“Financial Statements” has the meaning set forth in paragraph 2.7(b).
“GAAP” means United States generally accepted accounting principles as in effect from time to time.
“Headquarters Facility” means the approximately 127,000 square feet of rentable space leased by the Seller located at 2128 W. Braker Lane, Austin, Texas, leased pursuant to that certain Lease Agreement dated September 27, 2000, as amended, between the Seller, as tenant, and Levy Braker 12 Associates, LLC, as landlord.
“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations of the same, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including the name “Active Power” and the items set forth in paragraph 2.20 of the Seller Disclosure Schedule, together with all translations, adaptations, derivations, and combinations of the same and including all related goodwill, and all related applications, registrations, and renewals, (c) all copyrightable works, all copyrights, and all related applications, registrations, and renewals, (d) all mask works and all related applications, registrations, and renewals, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments of any of the items described above (in whatever form or medium).
“Knowledge” means actual knowledge after reasonable investigation.
“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) related to the Business or otherwise, including any liability for Taxes.
“Leased Premises” means the Headquarters Facility and the Engineering Facility.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of the Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect”

A‑15

shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement or pendency of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).
“Net Assets” means the Acquired Assets less the Assumed Liabilities, each as reflected on the Preliminary Balance Sheet or the Closing Balance Sheet, as the case may be.
“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
“Other Buyer Documents” has the meaning set forth in paragraph 3.2.
“Other Seller Documents” has the meaning set forth in paragraph 2.2.
“Parent” has the meaning set forth in the initial paragraph of this Agreement.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity.
“Pre-Closing Balance Sheet” has the meaning set forth in paragraph 2.7(d).
“Preliminary Balance Sheet” means the unaudited balance sheet of the Seller as of the close of Business on the last day of the month immediately preceding the Closing Date, prepared by an officer of the Seller or a certified public accountant acting as agent for the Seller, prepared in accordance with GAAP applied consistently in accordance with the Seller’s past practice, adjusted to eliminate Retained Assets and Retained Liabilities and any impact of applying accounting treatment to reflect the transactions contemplated by this Agreement, and certified by an officer of the Seller as set forth in the Preliminary Balance Sheet Certificate.
“Purchase Price” has the meaning set forth in paragraph 1.3.
“Retained Assets” means the following assets and properties of the Seller that shall be retained by Seller and excluded from the Acquired Assets: (i) Excess Cash, (ii) the Retained Intellectual Property, (iii) the Seller’s net operating losses and other tax attributes for United States federal and state income tax purposes, (iv) any contractual rights related to the Retained Employees, (v) the Seller’s existing directors’ and officers’ insurance policies together with any prepaid premiums thereunder, (vi) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, and (vii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller and the Buyer or Parent entered into on or after the date of this Agreement).
“Retained Employees” means Mark A. Ascolese and James A. Powers.

A‑16

“Retained Intellectual Property” means the Intellectual Property of Seller described in paragraph 7 of the Seller Disclosure Schedule.
“Retained Liabilities” means the following Liabilities of the Seller: (i) any Liabilities of Seller for United States federal and state income and transfer Taxes of Seller, including, without limitation (A) any Taxes arising as a result of or in connection with the consummation of the transactions contemplated in this Agreement and the Other Seller Documents, and (B) any Liabilities of the Seller for unpaid United States federal and state Taxes with respect to periods prior to the Closing for which the return is due after the Closing, (ii) any Liabilities or obligations of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iii) any Liabilities related to the Retained Assets, (iv) any Liabilities related to the Retained Employees, and (v) any other obligations of the Seller under this Agreement (or under any side agreement between the Seller and the Buyer or Parent entered into on or after the date of this Agreement).
“Seller Disclosure Schedule” has the meaning set forth in part 2.
“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.
“Seller” has the meaning set forth in the initial paragraph of this Agreement.
“Subsidiaries” has the meaning set forth in paragraph 2.6.
“SVB” means Silicon Valley Bank.
“SVB Loans” means the outstanding loans made to the Seller by SVB pursuant to a Second Amended and Restated Loan and Security Agreement dated August 5, 2010, as amended to date.
“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition, whether disputed or not.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment to, and any amendment of, the same.
“Threshold Amount” means $5,000,000.
8. Miscellaneous.
8.1    Non-Survival of Representations and Warranties. All of the representations and warranties of the parties contained in the Agreement shall terminate as of the Closing Date, except that this paragraph 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance in whole or in part after the Closing.

A‑17

8.2    Expenses. Except as and to the extent specifically provided in this Agreement, each of the Buyer, Parent and the Seller shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated in this Agreement.
8.3    Further Assurances. Each of the Buyer and the Seller shall, at any time and from time to time after the Closing, upon request by the other party and without further consideration, execute and deliver such instruments of transfer or other documents and take such further action as may be reasonably required in order to fully consummate the acquisition of the Acquired Assets and assumption of the Assumed Liabilities by the Buyer in accordance with this Agreement.
8.4    No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.
8.5    Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they relate to the subject matter of this Agreement.
8.6    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other party; provided, however, that the Buyer may (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases the Buyer shall remain responsible for the performance of all of their obligations under this Agreement).
8.7    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
8.8    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
8.9    Notice. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in writing personally or by telex, facsimile transmission, telegram or overnight delivery service, with confirmation of receipt, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to each party at the address indicated below (or to such other address of which the parties may have given notice):
The Seller:
Active Power, Inc.
2128 West Braker Lane, BK 12
Austin, Texas 78758
Attn: Mark A. Ascolese, President & CEO

A‑18

with a copy to:        DuBois Bryant & Campbell, LLP
303 Colorado, Suite 2300
Austin, Texas 78701
Attn: J. Nixon Fox, Partner
The Buyer or Parent:

Langley Holdings plc
Enterprise Way, Retford
Nottinghamshire, DN22 7HH, United Kingdom
Attn:    Bernard A. Watson, Group Commercial Director

with a copy to:        Graves, Dougherty, Hearon & Moody, P.C.
401 Congress Avenue, Suite 2200
Austin, Texas 78701
Attn: Cliff Ernst, Shareholder

8.10    Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Parent and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
8.11    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
8.12    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise. The word “including” shall mean including without limitation.
8.13    Incorporation of Exhibits and the Seller Disclosure Schedule. The Exhibits and the Seller Disclosure Schedule identified in this Agreement are incorporated by reference and made a part of the Agreement.
8.14    Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of the Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any state or federal court in the United States having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.
8.15    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF

A‑19

AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF AUSTN AND COUNTY OF TRAVIS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.19(c).
8.16 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
[Signature Page Follows]

A‑20

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the Execution Date.
THE SELLER:
ACTIVE POWER, INC.
By:    /S/ Mark A. Ascolese______________
Mark A. Ascolese, President and CEO

THE BUYER:
PILLER USA, INC.
By:    /S/ A.C. Dyke______________
A. C. Dyke Chairman

A‑21

ANNEX B

September 28, 2016

Board of Directors
Active Power, Inc.
2128 W Braker Ln BK12
Austin, TX 78758

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Active Power, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) to be received by the Company pursuant to the terms of a proposed Asset Purchase Agreement (the “Purchase Agreement”) to be entered into by and among the Company, Piller, Inc., a Delaware corporation (the “Buyer”), and Langley Holdings plc, a United Kingdom public limited company. Capitalized terms used herein shall have the respective meanings set forth in the draft of the Purchase Agreement, dated September 28, 2016, reviewed by us (the “Draft Purchase Agreement”) unless otherwise defined herein.

As more specifically set forth in the Purchase Agreement, and subject to the terms, conditions and adjustments set forth therein, the Purchase Agreement provides, among other things, that the Buyer will acquire the Acquired Assets from the Company in exchange for (i) the assumption of the Assumed Liabilities of the Company, (ii) the pay-off of the SVB Loans in full and (iii) the payment of $1.00 to the Company (collectively, the “Consideration”). Pursuant to the terms of the Purchase Agreement, the Company would retain the Retained Assets and the Retained Liabilities. The transactions described in this paragraph are referred to herein as the “Acquisition”.

In connection with our review of the proposed Acquisition, and in arriving at our opinion, we have: (i) reviewed the Draft Purchase Agreement; (ii) reviewed certain publicly available financial statements and other business and financial information of the Company; (iii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iv) reviewed certain financial projections concerning the Company prepared by the management of the Company (the “Financial Projections”); (v) discussed the past and current operations, financial condition and the prospects of the Company with senior executives of the Company; (v) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions we deemed comparable with the Acquisition and compared such financial terms with those of the Acquisition; and (vi)

B‑1

performed such other analyses and considered such other factors as we deemed appropriate for the purpose of rendering our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to the Financial Projections and any other estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to the Financial Projections or any other estimates or forward-looking information or the assumptions on which they were based. We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, which formed a substantial basis for this opinion, and have further relied upon the assurances of the management of the Company that such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

In arriving at our opinion, we have assumed that the executed Purchase Agreement will be in all material respects identical to the Draft Purchase Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Purchase Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Purchase Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Acquisition will be consummated in accordance with the terms set forth in the Agreement without any waiver, amendment or delay of any terms or conditions, and (iv) all conditions to the consummation of the Acqusition will be satisfied without waiver by any party of any conditions or obligations thereunder. We have also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Acquisition, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Acquisition.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or

B‑2

provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of the Company’s common stock may trade following announcement of the Acquisition or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing such services, including the provision of this opinion. Our fee is not contingent upon the consummation of the Acquisition. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the past we have provided and, in the future may provide other financial advisory and investment banking services to the Company and its affiliates for which we would expect to receive compensation. Without limiting the generality of the foregoing, we expect to be engaged by the Company to deliver a fairness opinion in connection with a proposed transaction subsequent to the public announcement of the Acquisition. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Consistent with applicable legal and regulatory requirements, Roth Capital Partners, LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Acquisition that differ from the views of our investment banking personnel.

This opinion has been prepared solely for the information of the Board of Directors of the Company for its use in connection with its consideration of the Acquisition and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on any matter relating to the Acquisition or any other matter. Except with respect to the inclusion of this opinion in the Company’s proxy statement relating to the Acquisition in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Roth Capital Partners, LLC Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to the Company of the proposed Consideration to be received by the company in the Acquisition and does not address

B‑3

the relative merits of the Acquisition or any alternatives to the Acquisition, the Company’s underlying decision to proceed with or effect the Acquisition, or any other aspect of the Acquisition. This opinion does not address the fairness of the Acquisition to the holders of any class of securities, creditors or other constituencies of the Company. This opinion is not a valuation of the Company or its assets or any class of its securities. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of the Company, whether or not relative to the Acquisition.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Acquisition is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Roth Capital Partners, LLC

Roth Capital Partners, LLC

B‑4

ANNEX C

RIGHTS AGREEMENT
dated as of June 15, 2016
between
ACTIVE POWER, INC.,
as the Company
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

Section 31.	Benefits of this Agreement	47
Section 32.	Tax Compliance and Withholding	47
Section 33.	Severability	48
Section 34.	Governing Law	48
Section 35.	Counterparts	48
Section 36.	Interpretation	48
Section 37.	Force Majeure	48

Exhibit A	Certificate of Designations
Exhibit B	Summary of Rights
Exhibit C	Form of Rights Certificate

RIGHTS AGREEMENT
RIGHTS AGREEMENT, dated as of June 15, 2016, (this “Agreement”), by and between Active Power, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”).
WHEREAS, (a) the Company and certain of its Subsidiaries (as defined below) have certain net operating losses and certain other tax attributes (collectively, “NOLs”) for United States federal income tax purposes, (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the Company’s ability to utilize such NOLs, and (c) in furtherance of such objective, the Company desires to enter into this Agreement;
WHEREAS, the board of directors of the Company (the “Board”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock of the Company outstanding at the Close of Business on the Record Date, each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of one share of Preferred Stock, upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that will become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock that will become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.	Certain Definitions.
For purposes of this Agreement, the following terms have the meanings indicated:
(a)    “Acquiring Person” shall mean any Person which, together with all of its Related Persons, is the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding, but shall exclude (i) the Excluded Persons, (ii) any Exempt Persons and (iii) any Grandfathered Persons.
Notwithstanding anything in Agreement to the contrary, no Person shall become an “Acquiring Person”:
(i)    as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to 4.99% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 4.99% or more of the Common Stock then outstanding;
(ii)    if (A) the Board determines that such Person has become an “Acquiring Person” inadvertently (including, without limitation, because (1) such Person was unaware that it Beneficially Owned a percentage of the then outstanding Common Stock that would otherwise cause such Person to be an “Acquiring Person”; or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement); and (B) such Person divests as promptly as practicable (as determined by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person”;
(iii)    solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if, subject to Section 1(a)(ii), such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 4.99% or more of the Common Stock then outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (B) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to its directors, officers and employees;
(iv)    by means of share purchases or issuances (including debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding following such transaction and (B) following such transaction, becomes the Beneficial Owner of any additional shares of Common Stock without the prior written consent of the Company and then Beneficially Owns 4.99% or more of the shares of Common Stock then outstanding; or

(v)    if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other
Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company.
(b)    A person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts pursuant to an express agreement, arrangement or understanding in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect where at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel.  In addition, a Person who is Acting in Concert with another Person shall be deemed to be Acting in Concert with any third Person who is Acting in Concert with such other Person.
(c)    “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.
(d)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement, and, to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a “single entity” with respect to such first Person as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder.
(e)    “Agreement” shall have the meaning set forth in the Preamble hereof.
(f)    A Person is the “Beneficial Owner” of (and “Beneficially Owns” and has “Beneficial Ownership”) of any securities (that are as such “Beneficially Owned”):
(i)    that such Person or any of such Person’s Affiliates or Associates Beneficially Owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement, including pursuant to any agreement, arrangement, or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations;
(ii)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights

(other than the Rights), rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of (1) securities (including rights, options or warrants) that are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; or (2) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of, pursuant to any agreement, arrangement, or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations;
(iii)    that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) is Acting in Concert or has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of any such securities, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or
(iv)    which are Beneficially Owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities Beneficially Owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.
Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, (x) no Person engaged in business as an underwriter of securities shall be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition; and (y) no Person shall be deemed the “Beneficial Owner” of any security as a result of an agreement, arrangement or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security if such agreement, arrangement or understanding is not also then reportable on Schedule 13D and arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, to the extent not within the foregoing provisions, a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
(g)     “Board” shall have the meaning set forth in the Preamble hereof.
(h)    “Book Entry” shall mean an uncertificated book entry for the Common Stock.
(i)    “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking or trust institutions in the State of New York or New Jersey are authorized or obligated by law or executive order to close.
(j)    “Certificate of Designations” shall have the meaning set forth in Section 1(k) hereof.
(k)    “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as amended, as filed with the Office of the Secretary of State of the State of Delaware, and together with the Certificate of Designations of the Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and attached hereto as Exhibit A (the “Certificate of Designations”), as the same may hereafter be amended or restated.
(l)    “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.
(m)    “Closing Price” shall mean in respect of any security for any day shall mean the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported at or prior to 4:00 P.M. Eastern time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or the NYSE or, if the security is not listed or admitted to trading on NASDAQ or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use reported as of 4:00 P.M. Eastern time or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security selected by the Board.
(n)    “Code” shall have the meaning set forth in the recitals to this Agreement.
(o)    “Common Stock” shall mean (i) when used with reference to the Company, the Common Stock, par value $0.001 per share, of the Company; and (ii) when used with reference to any Person other than the Company, the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equityinterest) of such other Person or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.
(p)    “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
(q)    “Company” shall have the meaning set forth in the Preamble hereof.
(r)    “Counterparty” shall have the meaning set forth in Section 1(u) hereof.
(s)    “Current Market Price” of any security on any date shall mean the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the “Current Market Price” of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights); or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of the requisite 30 Trading Day period after but not including the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, in each such case, the “Current Market Price” shall be appropriately adjusted to take into account ex-dividend trading. If on any such date no market maker is making a market in such security or such security is not publicly held or not listed or traded, the “Current Market Price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.
Except as provided in this paragraph, the “Current Market Price” of the Preferred Stock shall be determined in accordance with the method set forth above. If the Preferred Stock is not publicly traded, the “Current Market Price” of the Preferred Stock shall be conclusively deemed to be the Current Market Price of the Common Stock of the Company as determined pursuant to the paragraph above (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “Current Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “Current Market Price” of one one-thousandth of a share of Preferred Stock shall be equal to the “Current Market Price” of one share of Preferred Stock divided by 1,000.
(t)    “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
(u)    “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”
(v)    “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by the Board prior to such time any Person becomes an Acquiring Person, after the date of the commencement by any Person (other than any Excluded Person) of, or of the first public announcement of the intention of any Person (other than any Excluded Person) to commence, a tender or exchange offer the consummation of which would result in such Person becoming the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock.
(w)    “Early Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(x)    “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.
(y)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(z)    “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.
(aa)    “Exchange Date” shall have the meaning set forth in Section 7(a) hereof.
(bb)    “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(cc)    “Excess Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.
(dd)    “Exempt Person” shall mean any Person determined by the Board to be an “Exempt Person” in accordance with the requirements set forth in Section 25 hereof for so long as such Person complies with any limitations or conditions required by the Board in making such determination.
(ee)     “Excluded Person” shall mean (i) the Company or any of its Subsidiaries; (ii) any officers, directors and employees or any of its Subsidiaries solely in respect of such Person’s status or authority as such (including, without limitation, any fiduciary capacity); or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.
(ff)    “Exemption Request” shall have the meaning set forth in Section 25(a) hereof.

(gg)    “Exercise Price” shall have the meaning set forth in Section 4(a), 11(a)(ii) and 13(a) hereof.
(hh)    “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(ii)    “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(jj)    “Flip-In Event” shall mean any event described in Section 11(a)(ii) hereof.
(kk)    “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
(ll)    “Flip-Over Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.
(mm)    “Grandfathered Person” shall mean any Person which, together with all of its Related Persons, is, as of the date of this Agreement, the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding. A Person ceases to be a “Grandfathered Person” if and when (i) such Person becomes the Beneficial Owner of less than 4.99% of the shares of Common Stock of the Company then outstanding; or (ii) such Person increases its Beneficial Ownership of shares of Common Stock of the Company to an amount equal to or greater than the greater of (A) 4.99% of the shares of Common Stock of the Company then outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the shares of Common Stock of the Company outstanding as of any time from and after the public announcement of this Agreement (other than as a result of an acquisition of shares of Common Stock by the Company) plus (2) one share of Common Stock of the Company then outstanding.
(nn)    “Independent Directors” shall mean those members of the Board who meet the criteria for independent directors of the NASDAQ corporate governance rules and any other applicable laws, rules and regulations regarding independence in effect from time to time.
(oo)    “NASDAQ” shall mean The NASDAQ Stock Market.
(pp)    “NOLs” shall have the meaning set forth in the recitals of this Agreement.
(qq)    “Notional Common Shares” shall have the meaning set forth in Section 1(u) hereof.
(rr)    “NYSE” shall mean the New York Stock Exchange.
(ss)    “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other legal entity, or group of persons making a “coordinated acquisition” of Common Stock or otherwise treated as an “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, including (i) any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder; and (ii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other group or entity.

(tt)    “Preferred Stock” shall mean the Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company, having the voting rights, powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designations.
(uu)    “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(vv)    “Receiving Party” shall have the meaning set forth in Section 1(u) hereof.
(ww)    “Record Date” shall mean the Close of Business on June 28, 2016.
(xx)    “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
(yy)    “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.
(zz)    “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(aaa)    “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person.
(bbb)    “Requesting Person” shall have the meaning set forth in Section 25(a) hereof.
(ccc)    “Rights” shall have the meaning set forth in the Preamble hereof.
(ddd)    “Rights Agent” shall have the meaning set forth in the Preamble hereof.
(eee)    “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.
(fff)    “Schedule 13D” shall mean a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act as in effect at the time of the public announcement of the declaration of the Rights dividend with respect to the shares of Common Stock Beneficially Owned by the Person filing such statement.
(ggg)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(hhh)    “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
(iii)    “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(jjj)    “Stockholder Approval” shall mean the approval or ratification by the stockholders of the Company of this Agreement (or such Agreement as then in effect or as contemplated to be in effect following such Stockholder Approval) as demonstrated by the votes cast in favor of any such approval or ratification proposal submitted to a stockholder vote by the Company exceeding the votes cast against such proposal at a duly held meeting of stockholders of the Company.
(kkk)    “Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person; or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.
(lll)    “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
(mmm)    “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.
(nnn)    “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.
(ooo)    “Trading Day” shall mean, in respect to any security, (i) if such security is listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business; and (ii) if such security is not so listed or admitted, a Business Day.
(ppp)    “Treasury Regulations” shall mean the U.S. Treasury Regulations promulgated under the Code, as may be amended from time to time.
(qqq)    “Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.
(rrr)    “Trust” shall have the meaning set forth in Section 24(d) hereof.
(sss)    “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.
SECTION 2. Appointment of Rights Agent.
The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable; provided that the Company shall notify the Rights Agent in writing two Business Days prior to such appointment. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company reasonably determines, and the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

SECTION 3.	Issue of Rights Certificates.
(a)    On the Record Date, or as soon as practicable thereafter, the Company will send (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is directed by the Company and provided with all necessary information and documents) a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent shares of Common Stock (the “Summary of Rights”), to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or register for Common Stock. With respect to certificates representing shares of Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such shares of Common Stock registered in the names of the holders thereof together with the Summary of Rights, and not by separate Rights Certificates. With respect to Book Entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock together with the Summary of Rights. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificates or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), shall also constitute the transfer of the Rights associated with such shares of Common Stock.
(b)    Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 21 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:
“[This certificate] [These shares] also evidence[s] and entitle[s] the holder hereof to certain Rights as set forth in a Rights Agreement between Active Power, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC or any successor Rights Agent (the “Rights Agent”) dated as of June 15, 2016, as the same may be amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and will no longer be evidenced by [this certificate] [these shares]. The Company will mail to the holder of [this certificate] [these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.
Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Related Person thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Related Person thereof) may become null and void and will no longer be transferable.”
With respect to all certificates representing shares of Common Stock containing the foregoing legend, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.
With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.
Notwithstanding this paragraph (b), the omission of the legend or the failure to send, deliver or provide the registered owner of shares of Common Stock a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be cancelled and retired so that the Company is not entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.
(c)    Until the Distribution Date, the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).
(d)    As soon as practicable after the Distribution Date, the Company will prepare and execute, and the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents will, at the expense of the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Related Person of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit C hereto (the “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights shall be transferable separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

SECTION 4.	Form of Rights Certificate.
(a)    The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit C hereto and may have such changes or marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any applicable rule or regulation of any stock exchange upon which the Rights may from time to time be listed or the Financial Industry Regulatory Authority, or to conform to customary usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such price, the “Exercise Price”), but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment as provided herein.
(b)    Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by (i) an Acquiring Person or any Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee after the Acquiring Person becomes an Acquiring Person; or (iii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom such Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement, or understanding regarding the transferred Rights, shares of Common Stock, or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof (and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence), shall contain upon the direction of the Board a legend substantially in the following form:

“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Rights Agreement dated as of June 15, 2016 by and between Active Power, Inc. and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”
The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively without independent verification thereof for all purposes that no Person has become an Acquiring Person or a Related Person of an Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

SECTION 5.	Countersignature and Registration.
(a)    The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Secretary, Treasurer, any Vice-President, any Assistant Secretary or any other officer of the Company, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile or other customary shall mean of electronic transmission (e.g., “pdf”). Rights Certificates bearing the manual or facsimile signatures of the individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or shall be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile or other customary shall mean of electronic transmission (e.g., “pdf”) of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.
(b)    Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information referred to in Section 3(d) hereof, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

SECTiON 6.    Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a)    Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has properly completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Person thereof as the Company or the Rights Agent requests, whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or governmental charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by such Rights holder applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.
(b)    If a Rights Certificate is mutilated, lost, stolen or destroyed, upon written request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent requests, and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.
(c)    Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

SECTION 7.	Exercise of Rights; Exercise Price; Expiration Date of Rights.
(a)    Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, in the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised prior to the earliest of (i) the Close of Business on June 15, 2019 or such later date as may be established by the Board prior to the expiration of the Rights as long as the extension is submitted to the stockholders of the Company for ratification at the next annual meeting of stockholders succeeding such extension (the “Final Expiration Date”); (ii) the time at which the Rights are redeemed pursuant to Section 23 hereof (the “Redemption Date”); (iii) the time at which the Rights are exchanged pursuant to Section 24 hereof (the “Exchange Date”); (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f) at which time the Rights are terminated; (v) the Close of Business on the first day after the Company’s 2017 annual meeting of stockholders, if Stockholder Approval has not been obtained on or prior to the Close of Business on the first day after the Company’s 2017 annual meeting of stockholders (the “Early Expiration Date”); (vi) the Close of Business on the effective date of the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vii) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits are available to be carried forward (the earliest of (i) – (vii) being herein referred to as the “Expiration Date”).
(b)    Each Right shall entitle the registered holder thereof to purchase one one-thousandth of a share of Preferred Stock. The Exercise Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be initially $3.30, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and payable in lawful money of the United States in accordance with paragraph (c) of this Section 7.
(c)    Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Exercise Price per one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may

be) to be purchased and an amount equal to any applicable tax or governmental charge, then the Rights Agent shall, subject to Section 18(j) hereof, promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates representing such number of one one-thousandths of a share of Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Preferred Stock) as are to be purchased and the Company shall direct its transfer agent to comply with all such requests; or (B) if the Company has elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company shall direct the depositary to comply with all such requests; (ii) if necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) if necessary to comply with this Agreement, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash and/or distribute other assets pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such Common Stock, other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other assets. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.
(d)    In the event a registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, such holder, registered in such name or names as designated by such holder, subject to the provisions of Sections 6 and 14 hereof.
(e)    Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom the Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 13, 23 and 24 hereof). The Company shall use commercially reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b) hereof, but neither the Company nor the Rights Agent have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination with respect to an Acquiring Person or its Related Persons or transferees hereunder.
(f)    Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder has (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Persons thereof as the Company or the Rights Agent reasonably requests.
(g)    Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.

SECTION 8.	Cancellation and Destruction of Rights Certificates.
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.	Reservation and Availability of Capital Stock.
(a)    The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), a number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, shall be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or Common Stock and/or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.
(b)    As long as the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.
(c)    If the Company is required to file a registration statement pursuant to the Securities Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use its commercially reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, such registration statement; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, with written notice thereof to the Rights Agent, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or an effective registration statement is required and shall not have been declared effective or has been suspended.
(d)    The Company shall take such action as may be necessary to ensure that each one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Exercise Price), duly and validly authorized and issued, fully paid and non-assessable.
(e)    The Company shall pay when due and payable any and all documentary, stamp or transfer tax, or other tax or governmental charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or governmental charge that may be payable in connection with the issuance or delivery of any of any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or governmental charge has been paid (any such tax or governmental charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s satisfaction that no such tax or governmental charge is due.

SECTION 10.	Preferred Stock Record Date.
Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall be for all purposes the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open; provided, further, that if delivery of a number of one one-thousandths of a share of Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such number of one one-thousandths of a share of Preferred Stock only when such Preferred Stock first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the securities for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11.	Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.
The Exercise Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)    (i) In the event the Company at any time after the date hereof (A) declares a dividend on the Preferred Stock payable in shares of Preferred Stock; (B) subdivides the outstanding Preferred Stock; (C) combines the outstanding Preferred Stock into a smaller number of shares; or (D) issues any shares of its capital stock in a reclassification of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), then the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time becomes entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event may the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
(ii)    Subject to Section 23 and Section 24 hereof, in the event that any Person (other than any Excluded Person), alone or together with its Related Persons, becomes an Acquiring Person (the first occurrence of such event, the “Flip-In Event”), unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then proper provision shall be made so that promptly following the Redemption Period, each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of Common Stock of the Company equal to the result obtained by (A) multiplying the then current Exercise Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of a Flip-In Event, whether or not such Right was then exercisable; and (B) dividing that product (which, following such first occurrence, shall be referred to as the “Exercise Price” for each Right and for all purposes of this Agreement except to the extent set forth in Section 13 hereof) by 50% of the Current Market Price of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”); provided, however, that in connection with any exercise effected pursuant to this Section 11(a)(ii), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates and Associates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Stock. If a holder would, but for the immediately preceding sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s Affiliates and Associates, becoming the Beneficial Owner of in excess of 4.99% of the then-outstanding Common Stock (such shares, the “Excess Shares”), then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The Company shall provide the Rights Agent with written notice of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, unless and until it has received such notice.
(iii)    In the event that the number of shares of Common Stock authorized by the Certificate of Incorporation, but not outstanding, or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess being the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon exercise of a Right and payment of the applicable Exercise Price, (1) cash; (2) a reduction in the Exercise Price; (3) shares or fractions of a share of Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Stock which the Board has determined to have the same value as shares of Common Stock) (such shares of equity securities being herein called “Common Stock Equivalents”); (4) debt securities of the Company; (5) other assets; or (6) any combination of the foregoing, in each case having an aggregate value equal to the Current Value, as determined by the Board based upon the advice of a financial advisor selected by the Board; provided, however, if the Company has not made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Flip-In Event; and (y) the date on which the Redemption Period expires (the later of (x) and (y) being referred to herein as the “Flip-In Trigger Date”), then the Company shall deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available), and then, if necessary such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.
If, upon the occurrence of a Flip-In Event, the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the thirty-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-In Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (aa) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights; and (bb) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek an authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price of the Common Stock on the Flip-In Trigger Date and the value of any Common Stock Equivalents shall have the same value as the Common Stock on such date. The Board may establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).
(b)    In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price of the Preferred Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock or Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event may the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock or Equivalent Preferred Stock owned by or held for the account of the Company or any Subsidiary will not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.
(c)    In case the Company fixes a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price of the Preferred Stock on such record date minus the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock, and the denominator of which shall be the Current Market Price of the Preferred Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.
(d)    Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price is required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments that by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(d), no adjustment required by this Section 11 may be made after the earlier of (i) three years from the date of the transaction that requires such adjustment and (ii) the Expiration Date.
(e)    If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) and (l) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(f)    All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder will evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(g)    Unless the Company has exercised its election pursuant to Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, a number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (A) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.
(h)    The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become a number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, at the option of the Company, either (A) cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or (B) cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders become entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(i)    Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(j)    Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, such number of fully paid and non-assessable of one one-thousandths of a share of Preferred Stock at such adjusted Exercise Price.
(k)    In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
(l)    Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Company is entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, to the extent that the Board determines that any (i) consolidation or subdivision of the Preferred Stock; (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price; (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock; (iv) stock dividends; or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock is taxable to such holders or reduces the taxes payable by such holders.
(m)    The Company may not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof); (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof); or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), if (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders or other Persons holding an equity interest in such Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of, or otherwise have transferred to them, the Rights previously owned by such Person or any of its Related Persons; provided, however, this Section 11(m) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.
(n)    After the earlier of the Distribution Date and the Stock Acquisition Date and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company may not, except as permitted by Sections 23, 24, and 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
(o)    Notwithstanding anything in this Agreement to the contrary, in the event that the Company, at any time after the date hereof and prior to the Distribution Date, (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivides any outstanding shares of Common Stock; (iii) combines any of the outstanding shares of Common Stock into a smaller number of shares; or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then the number of Rights associated with each share of Common Stock then outstanding or issued or delivered thereafter but prior to the Distribution Date shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) hereof and this Section 11(o), the adjustments provided for in this Section 11(o) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

SECTION 12.	Certificate of Adjusted Exercise Price or Number of Shares.
Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment; (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate; and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 27 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be entitled to rely on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

SECTION 13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a)    At any time after a Person has become an Acquiring Person, in the event that, directly or indirectly,
(x) the Company consolidates with, or merges with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), and the Company is not the continuing or surviving entity of such consolidation or merger;
(y) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or
(z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole;
(any such event described in (x), (y), or (z), a “Flip-Over Event”), then, in each such case, proper provision shall be made so that:
(i)    each holder of a Right, except as provided in Section 7(e) hereof, upon the expiration of the Redemption Period, will have the right to receive, upon the exercise of the Right at the then current Exercise Price in accordance with the terms of this Agreement, and in lieu of a number of one one-thousandth shares of Preferred Stock, a number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party, free of any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, equal to the result obtained by:
(A)     multiplying such then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of one one-thousandths of a share of Preferred Stock for which a Right would be exercisable hereunder but for the first occurrence of such Flip-In Event by the Exercise Price that would be in effect hereunder but for such first occurrence), and
(B)     dividing that product (which, following the first occurrence of a Flip-Over Event, shall be the “Exercise Price” for each Right and for all purposes of this Agreement) by 50% of the then Current Market Price of the shares of Common Stock of such Principal Party on the date of consummation of such Flip-Over Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein);
(ii)    such Principal Party shall be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;
(iii)    the term “Company” will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event;
(iv)    such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall be applicable, as nearly as reasonably may be possible, to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and
(v)    the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Flip-Over Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.
(b)    “Principal Party” shall mean
(i)    in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate Current Market Price; and (B) if no securities or other equity interests are so issued, (1) the Person that is the other constituent party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person, the Common Stock of which has the highest aggregate Current Market Price or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and
(ii)    in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Stock of which has the highest aggregate Current Market Price; provided, however, that in any such case: (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” will refer to such other Person; (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” will refer to whichever of such Persons is the issuer of the Common Stock having the highest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above will apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
(c)    The Company may not consummate any Flip-Over Event unless the Principal Party has a sufficient number of authorized shares of its Common Stock that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Flip-Over Event, the Principal Party, at its own expense, shall:
(i)    if the Principal Party is required to file a registration statement pursuant to the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement; (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date; and (C) take such action as may be required to ensure that any acquisition of such securities that may be acquired upon exercise of the Rights complies with any applicable state security or “blue sky” laws as soon as practicable following the execution of such agreement;
(ii)    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;
(iii)    use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights; and
(iv)    use its best efforts, if such Common Stock of the Principal Party is listed or admitted to trading on NASDAQ, the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities that may be acquired upon exercise of the Rights on NASDAQ, the NYSE or on such securities exchange, or if the securities of the Principal Party that may be acquired upon exercise of the Rights are not listed or admitted to trading on NASDAQ, the NYSE or a national securities exchange, to cause the Rights and the securities that may be acquired upon exercise of the Rights to be authorized for quotation on any other system then in use; and
(v)    obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
(d)    In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction has a provision in any of its authorized securities or in its certificate or articles of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in each such case, the Company may not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such transaction.
(e)    The provisions of this Section 13 shall apply similarly to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event occurs after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.
(f)    Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

SECTION 14.	Fractional Rights; Fractional Shares; Waiver.
(a)    The Company is not required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the

Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right is the Closing Price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable.
(b)    The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock is one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.
(c)    Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Stock, Common Stock Equivalents or other securities upon the exercise of a Right, the Company will not be required to issue fractions of shares of Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares of Common Stock, Common Stock Equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock, Common Stock Equivalents or other securities. For purposes of this Section 14(c), the current market value of one share of Common Stock is the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.
(d)    The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
(e)    Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

SECTION 15.	Rights of Action.
All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person (including, without limitation, the Company) subject to this Agreement.

SECTION 16.	Agreement of Rights Holders.
Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)    prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Stock;
(b)    after the Distribution Date, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;
(c)    subject to Section 6(a) and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights

Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and
(d)    notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent has any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

SECTION 17.	Rights Certificate Holder Not Deemed a Stockholder.
No holder, as such, of any Rights Certificate is entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 26 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right evidenced by such Rights Certificate have been exercised in accordance with the provisions hereof.

SECTION 18.	Duties of Rights Agent.
The Rights Agent undertakes to perform its duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, or, prior to the Distribution Date, Common Stock, by their acceptance thereof, shall be bound:
(a)    The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Rights Agent or the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will have no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of bad faith in accordance with such advice or opinion.
(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any

Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it, in the absence of bad faith, under the provisions of this Agreement in reliance upon such certificate.
(c)    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.
(d)    The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature thereof), but all such statements and recitals are deemed to have been made by the Company only.
(e)    The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor will it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor will it be liable or responsible for any change in the exercisability of the Rights (including, but not limited to, the Rights becoming null and void pursuant to Section 7(e) hereof) or any change or adjustment in the terms of the Rights including, but not limited, to any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12 hereof, upon which the Rights Agent may rely); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock, the Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.
(f)    The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.
(g)    The Rights Agent is hereby authorized and directed to accept verbal or written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the Chief Executive Officer,the President, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall have no duty to independently verify the accuracy or completeness of such instructions and shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it by it, in the absence of bad faith, in accordance with advice or instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent verbal or written instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in the absence of bad faith in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.
(h)    The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be liable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.
(j)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 19.	Concerning the Rights Agent.
(a)The Company agrees to pay to the Rights Agent on demand compensation as agreed in writing between the Company and the Rights Agent for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent ,its employees, officers or directors for, and to hold it harmless against, any loss, liability, damage, demand, judgment, fine, penalty, claim, settlement, cost or expense (including the reasonable fees and expenses of legal counsel), for any action taken, suffered or omitted to be taken by the Rights Agent pursuant to this Agreement or in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder; provided that the Company shall not be required to indemnify the Rights Agent, its employees, officers or directors for any such loss, liability, damage, demand, judgment, fine, penalty, claim, settlement cost or expense to the extent caused by the Right Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
(b)    The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or Book Entry for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document believed by it to be genuine and to be signed, executed and shall not be obligated to verify the accuracy or completeness of such instrument, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.
(c)    Notwithstanding anything in this Agreement to the contrary, in no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company in accordance with Section 27 hereof of the assertion of such action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice promptly shall not affect the rights of the Rights Agent hereunder except to the extent that such failure actually prejudices the Company. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim, and provided that the Rights Agent does not have defenses that are adverse to or different from any defenses of the Company. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which shall not be unreasonably withheld.
(d)    The provisions of this Section 19 and Section 18 shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and the expiration of the Rights. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and to hold it harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever provided in each case that such claims are not based on the gross negligence, bad faith or willful misconduct of the Rights Agent (each as determined by a final judgment of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent.

SECTION 20.	Merger or Consolidation or Change of Name of Rights Agent.
(a)    Any Person into which the Rights Agent or any successor Rights Agent is merged or with which the Rights Agent or any successor Rights Agent is consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION 21.	Change of Rights Agent.
The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least thirty (30) days’ notice in writing to the Company, and to each transfer agent of the Preferred Stock and the Common Stock, by registered or certified mail, in which case the Company will give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon at least thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (such holder shall, with such notice, submit its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which at the time of its appointment as Rights Agent has, or with its parent has, a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose in each case at the sole expense of the Company. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.	Issuance of New Rights Certificates.
Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Exercise Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the redemption or the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate may be issued if, and to the extent that, the Company has been advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23.	Redemption.
(a)    The Board may, within its sole discretion, at any time before any Person becomes an Acquiring Person (the “Redemption Period”) cause the Company to redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, as adjusted, the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights will not be exercisable after the first occurrence of a Flip-In Event or Flip-Over Event until such time as the Company’s right of redemption hereunder has expired. The redemption of the Rights by the Board pursuant to this paragraph (a) may be made effective at such time, on such basis and with such conditions as the Board may establish, in its sole discretion. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock based on the Current Market Price or any other form of consideration deemed appropriate by the Board.
(b)    Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption; and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Related Persons may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.

SECTION 24.	Exchange.
(a)    The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of two shares of Common Stock per each outstanding Right, as appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any Acquiring Person, together with all of its Related Persons, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. From and after the occurrence of a Flip-Over Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) will thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a).
(b)    Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action or notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive a number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio; provided, however, that in connection with any exchange effected pursuant to this Section 24(b), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates and Associates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Stock. If a holder would, but for the immediately preceding sentence, be entitled to receive Excess Shares, in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date the Board effects the forgoing exchange multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange; and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights that shall be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
(c)    The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the Current Market Price of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of such exchange..
(d)    Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all or a portion (as designated by the Board) of the shares of Common Stock and other securities, if any, distributable pursuant to the Exchange, and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with all relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

SECTION 25.	Process to Seek Exemption
(a)    Any Person who desires to effect any acquisition of Common Stock that might, if consummated, result in such Person beneficially owning 4.99% or more of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, additional shares of Common Stock) (a “Requesting Person”) may request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then-outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall endeavor to respond to an Exemption Request within twenty (20) Business Days after receipt of such Exemption Request; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board and its advisors to assist the Board in making its determination. The Board shall only grant an exemption in response to an Exemption Request if it receives, at the Board’s request, a report from the Company’s advisors to the effect that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person does not create a significant risk of material adverse tax consequences to the Company or the Board otherwise determines in its sole discretion that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s NOLs. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and determination of the Board with respect thereto, unless the information contained in the Exemption Request or the determination of the Board with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the Independent Directors who are also independent of the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such Independent Directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.
SECTION 26.    Notice of Certain Events.
(a)    In case the Company proposes, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or series to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is earlier; provided, however, that no such action shall be taken pursuant to this Section 26(a) that will or would conflict with any provision of the Certificate of Incorporation; provided, further, that no such notice is required pursuant to this Section 26 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.
(b)    In case any Flip-In Event occurs, (i) the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof; and (ii) all references in paragraph (a) of this Section 26 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, to any other securities that may be acquired upon exercise of a Right.

(c)    In case any Flip-Over Event occurs, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

SECTION 27.	Notices.
Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:
If to the Company, at its address at:
Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas 78758
Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.
2801 Via Fortuna, Suite 100
Austin, Texas 78746
Attention: Milam Newby

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed (until another address is filed in writing with the Rights Agent) as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: Stock Transfer Administration
With a copy to (which copy shall not constitute notice):
American Stock Transfer & Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
Attention: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed, to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 28.	Supplements and Amendments.
Except as otherwise provided in this Section 28, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity; (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (c) shorten or lengthen any time period hereunder; (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after any Person becomes an Acquiring Person, this Agreement may not be supplemented or amended in any manner that would (a) adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof) as such or (b) cause this Agreement to become amendable other than in accordance with this Section 28. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment; provided, however, that any supplement or amendment that does not amend Sections 18, 19, 20, 21, or this Section 28 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. The Company shall provide within three (3) Business Days of the adoption of an amendment to the Agreement written notification of such amendment to the Rights Agent.
Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

SECTION 29.	Successors.
All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 30.	Determinations and Actions by the Board.
(a)    For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or Section 382 of the Code and the Treasury Regulations promulgated thereunder, as applicable. Except as otherwise specifically provided herein, the Board has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23 hereof, to exchange or not exchange the rights in accordance with Section 24 hereof, to amend or not amend this Agreement in accordance with Section 28 hereof). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board shall be (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights and all other parties; and (ii) not subject the Board or any member thereof to any liability to the holders of the Rights.

SECTION 31.	Benefits of this Agreement.
Nothing in this Agreement may be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; rather, this Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock of the Company).

SECTION 32.	Tax Compliance and Withholding.
(a)    The Rights Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made hereunder and (ii) the issuance, delivery, holding, transfer, redemption or exercise of Rights, Common Stock or Preferred Stock hereunder. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Rights Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.
(b)    In the event that the Company, the Rights Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on actual or deemed payments or distributions hereunder to a holder of the Rights, Common Stock or other cash, securities or other property, the Company, the Rights Agent or their agents shall be entitled to (i) deduct and withhold such amount by withholding a portion or all of the cash, securities or other property otherwise deliverable or by otherwise using any property (including, without limitation, Rights, Preferred Stock, Common Stock or cash) that is owned by such holder, or (ii) in lieu of such withholding, require any holder to make a payment to the Company, the Rights Agent or their agents, in each case in such amounts as they deem necessary to meet their withholding obligations, and in the case of (i) above, shall also be entitled to sell all or a portion of such withheld securities or other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and governmental charges.

SECTION 33.	Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board.

SECTION 34.	Governing Law.
This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 35.	Counterparts.
This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of Agreement by facsimile or other customary shall mean of electronic transmission (e.g., “PDF”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 36.	Interpretation.
The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, whenever a specific provision of the Code or a specific Treasury Regulation is referenced, such reference shall also apply to any successor or replacement provision or Treasury Regulation, as applicable.

SECTION 37.	Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties with information, labor dispute, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).
[Signature Page To Follow On Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.
ACTIVE POWER, INC.,
as Company

By:	/s/ Mark A. Ascolese
Name:	Mark A. Ascolese
Title:	President and CEO

Exhibit A
CERTIFICATE OF DESIGNATIONS
OF
SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
OF
ACTIVE POWER, INC.
(Pursuant to Section 151 of the Delaware General Corporation Law)
In accordance with Section 151 of the Delaware General Corporation Law, the undersigned corporation, hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting duly called and held:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.001 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:
Series B Junior Participating Preferred Stock:
(1) Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series B Preferred Stock.
(2) Dividends and Distributions.
(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

(3) Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein, in any other certificate of designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.
(c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
(4) Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the corporation shall not:
(1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;
(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or
(4) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (a) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.
(5) Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.
(6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (A) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) an amount, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(7) Consolidation, Merger, Etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(8) No Redemption. The shares of Series B Preferred Stock shall not be redeemable.
(9) Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation’s Preferred Stock and shall rank senior to the Common Stock as to such matters.
(10) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.
(11) Fractional Shares. The Series B Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series B Preferred Stock.

Exhibit B
SUMMARY OF RIGHTS
TO PURCHASE SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

Introduction
The Board of Directors (the “Board”) of Active Power, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The dividend is payable on June 28, 2016 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $3.30 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 15, 2016, as the same may be amended from time to time (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).
Until the earlier to occur of (i) the close of business on the tenth business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the outstanding shares of Common Stock and (ii)  the close of business on the tenth business day after the commencement by any person of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in such Person becoming the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book entry shares) outstanding as of the Record Date, by such Common Stock certificate (or book entry shares) together with this Summary of Rights.
The Rights Agreement provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration or redemption of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book entry shares. Until the Distribution Date (or earlier expiration or redemption of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book entry form.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire prior to the earliest of (i) June 15, 2019 or such later date as may be established by the Board prior to the expiration of the Rights as long as the extension is submitted to the stockholders of the Company for ratification at the next annual meeting of stockholders succeeding such extension (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed or exchanged by the Company, in each case as described below, (iii) upon the occurrence of certain transactions, (iv) the first day after the Company’s 2017 annual meeting of stockholders, if stockholder approval has not been obtained on or prior to the first day after the Company’s 2017 annual meeting of stockholders, (v) the Close of Business on the effective date of the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, if the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (vi) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits (as defined in the Rights Agreement) are available to be carried forward.
The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (i) $1,000.00 per share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.
At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of two shares of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated June 15, 2016. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Exhibit C
FORM OF RIGHTS CERTIFICATE
Certificate No. R-________    ________ Rights
NOT EXERCISABLE AFTER JUNE 15, 2019 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE NULL AND VOID, AS LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.
[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR A RELATED PERSON OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]

______________________________________________
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Rights Certificate
This certifies that _________________, or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of June 15, 2016, as amended from time to time (the “Rights Agreement”), between Active Power, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on June 15, 2019, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, at a purchase price of $3.30 per one one-thousandth share of Preferred Stock (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share as set forth above, are the number and Exercise Price as of June 15, 2016, based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.
From and after the occurrence of a Flip-In Event or Flip-Over Event, the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-In Event or Flip-Over Event.
The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be null and void as long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.
As provided in the Rights Agreement, the Exercise Price and the number and kind of shares of Preferred Stock or other securities which may be acquired upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the Close of Business on (i) the Stock Acquisition Date and (ii) the Final Expiration Date.
At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which have become null and void), in whole or in part, at an exchange ratio of two shares of Common Stock per each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board to have the same value as shares of Common Stock, subject to adjustment.
No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.
Dated as of _____________, ______.

ACTIVE POWER, INC.

By: __________________________________
Name:    ___________________________________
Title:    ___________________________________

Countersigned:
Dated as of _____________, ______.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

By: __________________________________
Authorized Signatory

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if
such holder desires to transfer the
Rights Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated _____________, ______.

_________________________________________
Signature
Signature Guaranteed:

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and
(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.
Dated _____________, ______.

________________________________________
Signature
Signature Guaranteed:

NOTICE
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.
In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder
desires to exercise Rights represented
by the Rights Certificate.)

To:______________________
The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) be issued in the name of and delivered to:

(Please print name and address)

Please insert social security
or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security
or other identifying number:

Dated _____________, ______.

_________________________________________
Signature
Signature Guaranteed:

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and
(2)    after due inquiry and to the best knowledge of the undersigned, the undersigned

[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.
Dated _____________, ______.

_________________________________________
Signature
Signature Guaranteed:

NOTICE
The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.
In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

\

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

0000301614_1 R1.0.1.29

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Proxy Statement and Proxy Card are available at www.proxyvote.com

ACTIVE POWER, INC.
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE POWER, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Special Meeting") of Active Power, Inc., a Delaware corporation, and the related Proxy Statement dated October 17, 2016 and the proxy card, and appoints Mark A. Ascolese and James A. Powers, each the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting to be held November 16, 2016 at 2128 W. Braker Lane, BK12, Austin, Texas 78758, at 8:00 a.m. Central Time, and at any adjournments or postponements thereof, with the same force and effect as if the undersigned was personally present at the Special Meeting.

This Proxy, when properly executed, will be voted as directed. If no direction is made on the reverse side, this Proxy will be voted "FOR" proposals one, two and three. In their discretion, the Proxies are authorized to vote on any other matters as may properly come before the meeting or any adjournments or postponements thereof.

0000301614_2 R1.0.1.29

Continued and to be signed on reverse side